UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SEACOAST BANKING CORPORATION OF FLORIDA

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Proxy Statement

2019

815 Colorado Avenue Stuart, Florida 34994

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

Friday, May 24, 2019
10:00 a.m. Eastern Time

Seacoast Banking Corporation of Florida (“Seacoast”) will hold its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) at the Hutchinson Shores Resort, 3793 NE Ocean Blvd, Jensen Beach, FL 34957, on Friday, May 24, 2019 at 10:00 a.m. Eastern Time.

ITEMS OF BUSINESS

The purpose of the Annual Meeting is to vote on the following proposals:

1.	Election of Directors. To elect four Class II directors (“Proposal 1”);

2.	Ratification of Appointment of Independent Auditor. To ratify the appointment of Crowe LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2019 (“Proposal 2”);

3.	Advisory (Non-binding) Vote to Approve Compensation of Named Executive Officers. To hold an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement (“Proposal 3”);

4.	Advisory (Non-binding) Vote to Approve Frequency of Holding Future Advisory Votes for Compensation of Named Executive Officers. To hold an advisory vote to approve the frequency of holding future advisory votes for compensation of the Company’s named executive officers as disclosed in this proxy statement (“Proposal 4”);

5.	Other Business. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE

You are eligible to vote if you were a shareholder of record on the close of business on March 25, 2019, which is the record date for the Annual Meeting. This Notice of the 2019 Annual Meeting of Shareholders and the accompanying proxy statement are sent by order of the Company’s Board of Directors.

YOUR VOTE IS IMPORTANT

Please review the voting instructions described in this proxy statement, as well as in the notice you received in the mail or by e-mail. By voting prior to the Annual Meeting, you will help ensure that we have a quorum and that your preferences will be expressed on the matters that are being considered.

Dennis S. Hudson, III
Chairman & Chief Executive Officer

April 5, 2019

SHAREHOLDER LETTER

To our fellow shareholders and friends:

Seacoast delivered solid financial performance in 2018, propelled by our balanced growth strategy that transformed the bank a few years ago. Comprised of organic growth, smart acquisitions and careful cost controls, our strategy has helped us outperform our peers this past year and earn some coveted accolades in the process. We believe our strategy will continue to provide a smooth and well-defined runway for the year ahead.

Seacoast’s financial accomplishments landed it on the FORTUNE 100 Fastest Growing Companies list in 2018. Each year Fortune magazine recognizes the world’s top three-year performers in revenues, profits, and stock returns. Seacoast also was added to the S&P SmallCap 600 index in February of 2018.

In 2018, Seacoast created net revenue of $261.5 million, an increase of 11 percent from 2017, and achieved $67.3 million in net income, up 57 percent from the prior year. Adjusted net revenue1 in 2018 was $261.9 million, an increase of 19 percent from 2017, and adjusted net income1 was $79.1 million, up 43 percent from the prior year. We posted $1.38 in diluted earnings per share, 39 percent higher than 2017, and $1.62 in adjusted earnings per share1, a rise of 27 percent from 2017 returns. In 2018, we also increased our tangible book value per share to $12.33 from $11.15, an improvement of 11 percent and a bellwether indicator of improved shareholder value. Other 2018 highlights include:

•	Loans totaled $4.8 billion at December 31, 2018, an increase of $1.0 billion or 26 percent from December 31, 2017. Seacoast ended the year with record originations of $1.5 billion, attributed to continued innovation in customer analytics and our continued expansion into the fast growing markets of Tampa, Orlando, and South Florida.
•	Assets at year’s end totaled $6.7 billion, up from $5.8 billion at year’s end 2017. This reflects the 2018 acquisition of First Green Bancorp, Inc., which expands our presence in the attractive Orlando, Daytona and Fort Lauderdale markets.
•	Total deposits were $5.2 billion as of December 31, 2018, an increase of $585 million, or 13 percent, from the prior year. Interest bearing deposits increased year-over-year by $265 million, or 11 percent, to $2.7 billion. Noninterest bearing demand deposits increased 12 percent, and certificates of deposit increased 19 percent.
•	Taken as a milestone of our digital transformation, we are now processing more routine transactions outside than inside our branches. This is a leading indicator of our customers’ continued migration to online, ATM and mobile channels.
•	The total number of customers served at year’s end 2018 was 204,838, an increase of 8.8 percent compared to the same period in 2017.

We believe these metrics show we are on track to achieve the goals we set for ourselves in our Vision 2020 plan.

Seacoast’s well established positions in the state’s fastest growing markets including West Palm Beach, Orlando and Tampa have been an important part of our success this year. The markets are not only the state’s fastest growing, but some of the nation’s fastest growing with Orlando at the top of the list adding some 1,500 persons per week. Our First Green Bank acquisition in 2018 built upon the strength of our Orlando presence. It also provided a new foothold in the expanding Fort Lauderdale market. Look for us to bring our unique value proposition to a greater number of customers and continue to grow organically in 2019.

Seacoast’s proprietary customer analytics platform continues to be an important part of our value proposition. It gives us a very clear understanding of each customer and how their needs are evolving. It has driven the successful evolution of our business model and allowed us to out-compete our peers and challenge larger banks. We have a singular view of how we serve the customer, leveraging our unique competencies to deepen and broaden relationships across all lines of our business.

We expect the economy to evolve in 2019; growth will likely continue, but not at the same pace as 2018. Even so, Florida’s economy continues to grow faster than the national average, with GDP having surpassed $1 trillion in 2018. Yet the number of Florida headquartered banks continues to decline, which we think positions us very well to be Florida’s alternative to out-of-state mega banks. We offer the personal touch of community bank service, but with the products, services and overall convenience that rival the big banks.

Customer service also is an important part of our value proposition, and it’s where frontline associates absolutely shine. As our brand ambassadors, they carry forward the more than 90-year legacy of our customer-centric culture. They deftly apply insights gleaned by our customer analytics to put our customers in the right products, solve their problems and exceed expectations at every turn.

1 Non-GAAP measure; refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

We have a deep and highly talented management team and a board with the right skills and background to help us define and implement our strategy. We plan to leverage our technological advantage, lead our associates in the execution of our strategy, and deliver significant shareholder value. Our team and board jointly have been the architects of our highly successful business model, which continues to evolve. As we seek to maximize our business model we remain committed to top tier performance and will maintain our risk profile and discipline. Our strategy for sustained value creation beyond 2020 includes:

•	Focus on controls
•	Complete disciplined, accretive acquisitions that expand our footprint
•	Leverage our analytics capabilities to expand customer relationships
•	Capitalize on business banking opportunities
•	Continue to evolve our operating model to drive efficiency
•	Advance our culture to ensure consistent execution

We’re confident our strategy gives us a clear roadmap to continue to create shareholder value now and in the years ahead.

Sincerely,

Dennis S. Hudson, III

Chairman and Chief Executive Officer

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II

VOTING INFORMATION

How to Cast Your Vote

You may vote if you were a stockholder as of the close of business on March 25, 2019.

ONLINE:	MAIL:
www.proxyvote.com	Complete, sign, date and return your proxy card in the envelope provided.

PHONE:	IN PERSON:
Call the number on your proxy card or voting instruction form.	Vote by ballot in person at the Annual Meeting

For telephone and internet voting, you will need the 16-digit control number included in your notice, proxy card or voting instructions that accompanied your proxy materials. For shares held in employee plans, we must receive your voting instructions no later than 11:59 p.m. Eastern Time on May 16, 2019 (the “cut-off date”) to be counted. Otherwise, you may vote up until 11:59 P.M. Eastern Time the day before the meeting date.

Street Name Holders: If your shares of Seacoast common stock are held in a bank, brokerage or other institutional account (which is commonly referred to as holding shares in “street name”), you are a beneficial owner of these shares, but you are not the record holder. If your shares are held in street name, you are invited to attend the Annual Meeting; however, to vote your shares in person at the meeting, you must request and obtain a power of attorney or other authority from the bank, broker or other nominee who holds your shares and bring it with you to submit with your ballot at the meeting. In addition, you may vote your shares before the meeting by phone or over the Internet by following the instructions set forth below or, if you received a voting instruction form from your brokerage firm, by mail by completing, signing and returning the form you received. Your voting instruction form will set forth whether Internet or telephone voting is available to you.

If you are able to attend the Annual Meeting, you may vote your shares in person, even if you have previously voted by another means by revoking your proxy vote at any time prior to the meeting, pursuant to the procedures specified in “Revocation of Proxies”. If you hold your shares in street name, you must obtain a proxy from the record holder in order to vote in person.

How to View Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2019 Shareholder Meeting

Our 2019 proxy statement and 2018 Annual Report on Form 10-K (referred to collectively as the “proxy materials”) are available online at: www.proxyvote.com or at www.SeacoastBanking.com/CustomPage/Index?keyGenPage=1073753940.

We have mailed to certain shareholders a notice of internet availability of proxy materials on or about April 5, 2019. This notice contains instructions on how to access and review the proxy materials on the internet. The notice also contains instructions on how to submit your proxy on the internet or by phone, or, if you prefer, to obtain a paper or email copy of the proxy materials.

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PROXY SUMMARY

Introduction

We believe our balanced growth strategy, which is focused on organic growth and disciplined acquisitions in growing markets, is delivering value for our shareholders.

In this section, we summarize 2018 performance highlights and other information contained elsewhere in this proxy statement. Please carefully review the information included throughout this proxy statement and as provided in the 2018 Annual Report on Form 10-K before you vote.

2018 Performance Highlights

Value Creation for our Shareholders

Seacoast continued to drive positive momentum in performance metrics, leading to sustained outperformance in total shareholder returns.

*Total return combines share price appreciation and dividends paid to show the total return to the shareholder expressed as an annualized percentage.

Execution of our strategy in 2018 produced outstanding results year over year:

For the year ended December 31, 2018, the Company reported $67.3 million in net income, or $1.38 per share, an increase of 57% year-over-year. Net revenue for the same period was $261.5 million, an increase of 11% year-over-year. The Company continued to see positive performance reflected in its ratios, with a return on average tangible assets of 1.20%, return on average tangible shareholders’ equity of 12.5% and an efficiency ratio of 60.0%.

Our balanced growth strategy combines organic growth and select strategic M&A along with prudent risk management, leading to strong results. We transformed our integrated data analytics, marketing automation, beginning in late 2014 and have seen success in deepening existing customer relationships and achieving incremental organic growth among existing tenured customers.

1 Non-GAAP measure; refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

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Our performance and future growth are driven by a differentiated strategy consisting of six key themes:

Comprehensive Customer Service Model

•	Multi-channel distribution system
•	Attracts customers from larger competitors
•	Mixes modern convenience and community bank service
•	Deepens relationships
•	Innovates our business model
•	Drives growth

Well-Positioned to Benefit From Florida Market

•	Projected 17th largest economy in the world based on World Bank ratings
•	Florida’s economy surpassed $1 trillion in 2018
•	Diversified, with continued growth opportunity
•	Limited Florida based headquarters increasing Seacoast’s scarcity value

Focused on Controls

•	Skilled underwriting team
•	Well-defined portfolio limits and monitoring
•	Balanced loan sizes and concentrations
•	Credit culture is reinforced in organization

Expanding Analytical & Digital Capabilities

•	Creates value for our customers and shareholders
•	Recognized leader amongst community banks
•	Recipient of numerous awards

Track Record of Value Creating Acquisitions

•	Enabled expansion in attractive Florida markets
•	8 acquisitions successfully completed since 2014
•	Furthered expansion along Florida’s I-4 corridor in 2017

Experienced Board & Management Team

•	Refreshed its Board of Directors
•	7 key members added since 2013
•	Lead Director refreshment in 2018
•	Strong Executive talent added in key areas

Strategic Execution Framework

Seacoast meets customer needs profitably through an evolving distribution network.

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Value Creation for our Shareholders

We continue to drive positive momentum in performance metrics, leading to sustained outperformance in total shareholder returns.

Vision 2020 Innovation Plan and Objectives Should Drive Shareholder Returns above an Already Strong Outlook

Vision 2020 is a three pronged plan that connects current and planned innovations and changes to our business model, which we believe will drive compelling results for shareholders.

Seacoast is on track to achieve its ambitious Vision 2020 objectives.

Our Balanced Growth Strategy is Driving Strong Earnings Performance

YE Total Assets ($ in Billions)	YE Market Capitalization ($ in Billions)	Adjusted FY EPS[1]

Adjusted FY Return on Tangible Equity[1]	Adjusted FY Return on Tangible Assets[1]	Adjusted FY Efficiency Ratio[1]

1 Non-GAAP measure; refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

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Executive Compensation Program Highlights

The Compensation and Governance Committee (“CGC”) is committed to aligning our compensation strategies with our evolving business strategy, good governance and effective risk management practices, and our efforts to generate superior long-term returns for our shareholders. To this end, we emphasize pay-for-performance in our executive compensation programs. Our executive compensation strategy strongly aligns our CEO and other executives with long-term shareholder interests.

The following table summarizes the primary elements of our executive compensation for 2018:

Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent.	Reflects the CGC’s assessment of the executive’s experience, skills and value to Seacoast.	Our CEO’s base salary did not increase in 2018. Base salaries for our named executive officers increased competitively at an average of 8% in 2018.
Performance Share Units (“PSUs”)	Provide a strong retention element and align compensation with our business strategy and long-term shareholder value.	The number of PSUs granted is determined by the CGC after consideration of each executive’s performance scorecard. The number of PSUs that may be earned is based on the level of achievement of goals established by the CGC for a three-year performance period. Value realized also varies based on stock price performance over the vesting period.	PSUs granted in 2018 vest based on the level of achievement of goals relating to growth in adjusted EPS and average adjusted return on average tangible common equity over a three-year period.
Performance Stock Options (“Options”)	Directly link executive and shareholder interests by tying long-term incentive to stock price appreciation.	The number of options granted is determined by the CGC after consideration of each executive’s performance scorecard. The realized value of options is based on stock price performance.	Stock options granted in 2018 vest in equal installments over three years. The exercise price of the stock options was set at 120% of the grant date value of the shares.
Restricted Stock Units (“RSUs”) granted in lieu of cash bonuses	Provide a strong retention element and align executive and shareholder interests.	The amount of short-term incentive is determined by the CGC after consideration of each executive’s performance scorecard. The realized value of RSUs is based on stock price performance over the vesting period.	Annual incentive awards for 2018 and the preceding two years were in the form of RSUs that vest in equal installments over three years.

Please refer to the Compensation Discussion and Analysis and The Executive Compensation Tables in this proxy statement for additional details about our compensation programs.

Summary of Proposals and Board Recommendations

Item	Proposal	Board Voting Recommendation	Vote Required
1	Election of Four Class II Directors	FOR ALL	Plurality vote*
2	Ratification of Appointment of Crowe LLP as Independent Auditor for 2019	FOR	Affirmative vote of a majority of votes cast
3	Advisory (Non-binding) Vote to Approve Executive Compensation (Say on Pay)	FOR	Affirmative vote of a majority of votes cast
4	Advisory (Non-binding) Vote to Approve Frequency of Future Advisory Votes for Executive Compensation	ONE YEAR	Affirmative vote of a majority of votes cast

* More fully described in Proposal 1 - Election of Directors, Manner of Voting Proxies

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Our Director Nominees

You are being asked to, among other proposals, elect four Class II directors of Seacoast. All of the nominees are presently directors of Seacoast, except Mr. Robert J. Lipstein. All of the nominees also serve as members of the board of directors of Seacoast’s principal banking subsidiary, Seacoast National Bank (the “Bank”). If elected, each director nominee will serve a three year term expiring at the 2022 Annual Meeting and until their successors have been elected and qualified. Detailed information about each nominee’s background, skills and expertise can be found in Proposal I – Election of Directors.

Name	Age	Director Since	Current Occupation	Independent	No. of Other Public Boards
Dennis J. Arczynski	67	2013	Risk management, corporate governance, regulatory affairs and banking consultant	✔	0
Maryann Goebel	68	2014	Independent IT management consultant	✔	0
Thomas E. Rossin	85	2003	Retired attorney and management chairman, St. John, Rossin & Burr, PLLC	✔	0
Robert J. Lipstein	63	Nominee	Retired Senior Partner at KPMG LLP	✔	1

Director Nomination Process

The Compensation and Governance Committee (“CGC”) serves as the nominating committee of the Company. The committee annually reviews and makes recommendations to the full Board of Directors regarding the composition and size of the Board of Directors and its committees, and if determined necessary, recommends potential candidates to the Board for nomination for election to the Board by the Company’s shareholders. The CGC’s goal is to ensure that the Board of Directors consists of a diverse group of members with the relevant expertise, skills, personal attributes and professional backgrounds who, individually and collectively, are appropriate to achieve the Company’s strategic vision and business objectives, and best serve the Company’s and shareholders’ long-term interests.

As part of the assessment process, the CGC evaluates whether the addition of a director or directors with particular attributes, experience, or skill sets could enhance the Board’s effectiveness. The CGC identifies director candidates through business, civic and legal contacts, and may consult with other directors and senior officers of the Company. The CGC may also hire a search firm to help it identify, evaluate and conduct due diligence on potential director candidates. Once a candidate has been identified, the CGC confirms that the candidate meets the minimum qualifications for director nominees, and gathers information about the candidate through interviews, questionnaires, background checks, or any other means that the CGC deems to be helpful in the evaluation process. Director candidates are interviewed by the Chair of the CGC and at least one other member of the committee. Each member of the committee participates in the review and discussion of director candidates. Where appropriate, directors who are not on the CGC are encouraged to meet with and evaluate the suitability of potential candidates. The CGC then evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board in relation to the Company’s strategic goals, and recommends nominees to the Board. The full Board formally nominates candidates to be included in the slate of directors presented for shareholder vote based upon the recommendations of the CGC following this process.

Given the evolving needs and business strategy of the Company, the CGC believes that the Board of Directors as a whole should have diversity of thought and experience, which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age. However, the CGC does not assign specific weights to any particular criteria. Its goal is to identify nominees that, considered as a group, will possess the talents and characteristics necessary for the Board of Directors to fulfill its responsibilities and advance our strategic mission. In addition, each director must have the qualifications set forth in the Company’s Bylaws, as well as the personal characteristics and core competencies described below as our Director Eligibility Guidelines:

Director Eligibility Guidelines
Personal Characteristics	Core Competencies

•     the highest ethical character

•     a personal and professional reputation consistent with Seacoast’s values as reflected in its Code of Conduct

•     the ability to exercise sound business judgment

•     a willingness to listen to differing points of view and work in a mutually respectful manner

•     substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience

•     professional achievement through service as a principal executive of a major company, partner in a law or accounting firm, successful entrepreneur, a prominent academic or similar position of significant responsibility

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The CGC also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as a candidate’s:

•	understanding of and experience in the financial services industry, as well as accounting, finance, legal, real estate, corporate governance and technology expertise;
•	leadership experience with public companies or other major organizations, as well as civic and community relationships;
•	availability and commitment to carry out the responsibilities as a director;
•	knowledge, experience and skills that enhance the mix of the Board’s core competencies and provide a different perspective;
•	the absence of any real or perceived conflict of interest that would impair the director’s ability to act in the interest of shareholders; and
•	qualification as an independent director.

In addition to nominations by the CGC, any Company shareholder entitled to vote generally on the election of directors may recommend a candidate for nomination as a director by providing advance notice of such proposed nomination to the Corporate Secretary at the Company’s principal offices. The written submission must comply with the applicable provision in the Company’s Articles of Incorporation. To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received not less than 60 days nor more than 90 days prior to the anniversary of the Company’s last annual meeting of shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that the Company mails or otherwise gives notice of the date of the annual meeting to shareholders), and recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Company’s CGC. Candidates for director recommended by shareholders in compliance with these provisions and who satisfy the Director Eligibility Guidelines will be afforded the same consideration as candidates for director identified by Company directors, executive officers or search firms, if any, employed by the Company. For our 2019 Shareholder Meeting, no shareholder nominee recommendations were received.

Shareholder Engagement and Board Responsiveness

The Company engages with our shareholders to ensure that the Board and management are aware of and address issues of importance to our investors. We regularly meet with various institutional shareholders and welcome feedback from other shareholders, which is considered by the Board or appropriate Board committee.

Since 2009 the Company has annually included in its proxy statement a separate advisory vote on the compensation paid to its executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related proxy disclosure, commonly known as a “say-on-pay” proposal. Independent surveys have shown that an annual vote is the preferred frequency of most institutional investors. Our Board also endorses an annual vote as we believe it gives shareholders an opportunity to voice their concerns with respect to executive compensation. Shareholder support of our say-on-pay proposal at our 2018 annual meeting increased compared to the prior year. (See “Outcome of our 2018 Say-On-Pay vote” in the table below.) Shareholder support of directors standing for re-election at the 2018 annual meeting also increased compared to the prior year. The following are highlights of the feedback we have received from shareholders and our Board’s response:

What We Heard	Our Board’s Response
Continue to deliver industry leading financial results and achieve Vision 2020 goals	Delivered Promised Results. Delivered 2018 earnings of $1.62 fully diluted adjusted earnings per share (“EPS”)[1]. Improved adjusted efficiency ratio[1] from 64.6% in fourth quarter of 2016 to 54.0% in the fourth quarter of 2018.
Continue to emphasize stock ownership by management and directors	Replacing Cash Bonuses with Equity. Replaced cash bonuses paid to executive officers for achievement of performance objectives with performance based and performance-contingent stock awards since 2016. All of our directors are paid a stock retainer; some defer a portion or all of their cash compensation into our director stock plan.
Evaluate lead director compensation arrangement	Adjusted Lead Director Compensation. In 2018, our Board evaluated the role and compensation arrangement for our lead director. Total compensation for the position was adjusted to an annual retainer of $25,000, comparable to that of our committee chairs. We also terminated our lead director letter agreement and elected a new Lead Independent Director in December 2018.
Outcome of our 2018 Say- On-Pay vote	At our 2018 annual meeting of shareholders, our say-on-pay proposal received the support of 97% of the votes cast. Our CGC considered the vote in relation to: 1) the alignment of our compensation program with the long-term interests of our shareholders, 2) the evolution of our business strategy with emerging opportunities and in fulfilling customer demand for innovative products and services, and 3) the relationship between risk-taking and the incentive compensation provided to our executives. The CGC will continue to evaluate and refine our executive compensation programs and welcomes input from our shareholders.

The Company’s Corporate Governance Guidelines provide for a process by which shareholders may communicate with the Board, a Board committee or the non-management directors as a group, or other individual directors. Shareholders who wish to communicate with the Board of Directors, a Board committee, the Lead Independent Director, other directors or an individual director may do so by sending written communications addressed to the Board of Directors, a Board committee or such group of directors or individual director, c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P.O. Box, 9012, Stuart, Florida 34995. All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors, a committee of the Board of Directors or the group of directors or individual director, as appropriate, at the next regular meeting of the Board.

1 Non-GAAP measure; refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

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Board and Governance Highlights

Board Composition

Over the past years, we have continually recruited new talent to our Board to increase diversity of thought and experience and to better align overall Board capability with our strategic focus. During this time, our Chairman/CEO and Compensation and Governance Committee have focused considerable attention on Board refreshment, and we have added seven new directors with skill sets needed to help navigate the fast-changing environment impacting our business. As a result, our overall Board composition has been significantly altered across a number of important aspects creating a vibrant Board culture and unrelenting focus on creating shareholder value over the long term. Seacoast continues to build a diverse board with experience aligned with our strategic mission to ensure a balanced mix of directors with a deep knowledge of Seacoast and its markets, as well as new members with fresh perspectives.

Board Refreshment and Characteristics (Non-Executive Directors)*

* Effective as of the Annual Meeting Date, including Director Nominee

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Skills and Qualification Mix

We have revitalized our Board to align with our balanced growth strategy. Below are the mix of skills and qualifications of our Board as of the Annual Meeting date:

Skills and Qualifications	Dennis J. Arczynski	Jacqueline L. Bradley	H. Gilbert Culbreth, Jr.	Julie H. Daum	Christopher E. Fogal	Maryann Goebel	Dennis S. Hudson, III	Robert J. Lipstein*	Herbert A. Lurie	Alvaro J. Monserrat	Thomas E. Rossin
Accounting experience is important in overseeing our financial reporting and internal controls and M&A	✔				✔		✔	✔	✔	✔	✔
Banking / Investments experience is important to guide product evolution and lead investment initiatives	✔	✔			✔		✔	✔	✔	✔	✔
Executive Leadership experience is important to monitor strategy and performance	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Financial Services experience is important to manage our business model and revenue generating services	✔	✔				✔	✔	✔	✔	✔	✔
Governance / Legal experience is important to conduct decision-making and validate implementation	✔			✔			✔	✔	✔	✔	✔
Data Analytics experience is important for innovation and strengthening profitability and understanding customers	✔					✔	✔			✔
Local Community experience and stature is important in understanding the customer segments in markets served		✔	✔		✔		✔			✔	✔
Marketing / Digital experience is important to assess brand loyalty, customer experiences and create valuable customer relationships and long-term profitability	✔						✔			✔
Regulatory / Compliance experience is important to monitor compliance and regulatory requirements	✔				✔		✔	✔	✔	✔	✔
Risk Management experience is important in overseeing the risks throughout the organization	✔		✔			✔	✔	✔	✔	✔	✔
Technology / Information Security experience is important to assess tools to enhance business operations, customer service and cyber and information security	✔					✔	✔	✔		✔
Human Capital Management experience is important to assess compensation practices, diversity mix, talent, training programs and corporate culture within the company	✔	✔		✔		✔	✔		✔	✔

* Director Nominee

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Our Corporate Governance Framework

Board Independence	•	Assuming the election of director nominee Robert J. Lipstein, a total of 10 of our 11 directors, or over 75% are considered independent as of the Annual Meeting date.
	•	Our CEO is the only member of management who serves as a director.
Board Refreshment & Diversity	•	We seek a board that, considered as a group, will possess a diversity of experience and differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age.
	•	We have a mix of new and longer tenured directors to help ensure fresh perspectives as well as continuity and experience. Including director nominee Robert J. Listen, the average tenure of our non-management directors is 7.5 years.
Board Committees	•	We have four standing Board committees—Audit; Compensation and Governance (“CGC”); Enterprise Risk Management (“ERMC”); and Strategy and Innovation (“S&I”).
	•	The Audit Committee and CGC consist entirely of independent, non-management directors.
	•	Chairs of the committees shape the agenda and information presented to their committees.
Independent Lead Director	•	Our independent directors elect an independent lead director.
	•	Our independent lead director chairs regularly scheduled executive sessions, without management present, at which directors can discuss management performance, succession planning, board informational needs, board effectiveness or any other matter.

Board Oversight of Strategy & Risk	•	Our Board has ultimate oversight responsibility for strategy and risk management.
	•	Our Board directly advises management on development and execution of the Company’s strategy and provides oversight through regular updates.
	•	The S&I Committee helps ensure that the strategic vision for the Company is fulfilled by challenging, proposing, reviewing, and monitoring strategic initiatives of the Company relating to M&A activity, capital allocation and planning, business model transformation, innovation, and shareholder relations.
	•	Through an integrated enterprise risk management process, key risks, including those related to privacy and cybersecurity are reviewed and evaluated by the ERMC before they are reviewed by the Board.
	•	The ERMC oversees the integration of risk management at Seacoast, monitors the risk framework and makes recommendations to the Board regarding the Company’s risk appetite.
	•	The Audit Committee oversees the Company’s financial risk management process.
	•	The CGC oversees risks and exposures related to the Company’s corporate governance, director succession planning, and compensation practices to ensure that they do not encourage imprudent or excessive risk-taking, and assists with its leadership assessment and CEO succession planning.
Accountability	•	We have a plurality vote standard for the election of directors, with a director resignation policy for uncontested elections.
	•	Each common share is entitled to one vote.
	•	We have a process by which all shareholders may communicate with our Board, a Board committee or non- management directors as a group, or other individual directors.
Director Stock Ownership	•	A minimum stock holding of three times the annual base retainer is required for each director, to be acquired within four years of joining the Board.
Succession Planning	•	CEO and management succession planning is one of the Board’s highest priorities. Our Board ensures that appropriate attention is given to identifying and developing talented leaders.
Board Effectiveness	•	The Board meets in a director-only session prior to each regular meeting to discuss the Company’s business condition. Each regular meeting is followed by an executive session of non-management directors led by the lead independent director.
	•	The Board and its independent committees annually evaluate their performance.
Open Communication	•	Our Board receives regular updates from business leaders regarding their area of expertise.
	•	Our directors have access to all management and employees on a confidential basis.
	•	Our Board and its committees are authorized to hire outside consultants at their discretion and at the Company’s expense.

10

CORPORATE GOVERNANCE AT SEACOAST

Our goal is to maintain a corporate governance framework that supports an engaged, independent board with diverse perspectives and judgment that is committed to representing the long-term interests of our shareholders. We believe our directors should possess the highest personal and professional standards for ethics, integrity and values, as well as practical wisdom and mature judgment. Therefore, our Board, with the assistance of management and the CGC, regularly reviews our corporate governance principles and practices.

The Board’s Role in Strategy and Risk Oversight

The Board of Directors actively reviews our long-term strategy and the plans and programs that management develops to implement our strategy. While the Board meets formally at least once every year to consider overall long-term strategy, it generally reviews various elements of strategy, and our progress towards implementation, at every regular meeting. Our directors are active in our strategic planning process and exercise robust oversight of and challenges to both our strategies and our implementation of such strategies.

The Board believes that strategic risk is an exceptionally important risk element among a number of risks that the Company faces and works to ensure that this risk is appropriately managed in the context of the rapidly changing environment in which the Company and its customers operate. The Board does not believe this risk can be delegated and the Board as a whole regularly spends a significant amount of its time engaged with management and in executive session discussing our long term strategy, the effectiveness of our plans to implement such strategy, and our progress against those plans.

The Board believes that an integral part of managing strategic risk is ensuring that the Board’s views are considered as our strategy evolves. The Board strongly believes that having active and engaged committee chairs and an independent lead director better ensures that the Board as a whole can serve as a credible challenge to management’s plans and programs and increases transparency into the fast-paced changes management is implementing.

The Board’s committees also work to ensure that we have the right alignment to support our long-term strategic direction including: (i) an active Board recruitment process focused on developing or acquiring the skill, experience and attributes of both individuals and the Board as a whole needed to support our strategy, (ii) ensuring an appropriate link is established between our compensation design and our long-term strategy to encourage and reward the achievement of our long-term goals and protect shareholder value by discouraging excessive risk, and (iii) ensuring that our risk management structure can effectively manage the inherent risks that underlie our strategy.

Other types of risks that the Company faces include:

•	Macro-economic risks, such as inflation, interest rate fluctuations, reductions in economic growth, or recession;
•	Political or regulatory risks, such as restriction on access to markets;
•	Event risks, such as natural disasters or cybersecurity breaches; and
•	Business-specific risks related to financial reporting, credit, asset/liability management, market, operational execution (corporate governance, legal and regulatory compliance), and reputation.

Our Enterprise Risk Management Committee (“ERMC”) regularly assesses our overall risk profile and oversees our risk management programs which are implemented by our chief risk officer. Information security is a significant operational risk for financial institutions, and includes the risk of losses resulting from cyber-attacks. Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk as a result. In light of these risks, the Board also assesses the risks and changes in the cyber environment through presentations and reports provided to our ERMC.

Corporate Governance Principles and Practices

Governance Policies

Important elements of our corporate governance framework are our governance policies, which include:

•	our Corporate Governance Guidelines
•	our Code of Conduct (applicable to all directors, officers and employees)
•	our Code of Ethics for Financial Professionals (applicable to, among others, our chief executive officer and chief financial officer); and
•	charters for each of our Board Committees

You may view these and other corporate governance documents at our investor relations website located at www.SeacoastBanking.com, or request a copy, without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995. Information included on our website, other than the proxy statement and form of proxy, is not a part of the proxy soliciting material.

11

Board Independence

The Company’s common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SBCF”. Nasdaq requires that a majority of the Company’s directors be “independent,” as defined by the Nasdaq rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board of Directors has determined that a majority of the Company’s directors are independent directors under the Nasdaq rules. The Company’s independent directors in 2018 were: Dennis J. Arczynski, Stephen E. Bohner, Jacqueline L. Bradley, H. Gilbert Culbreth, Jr., Julie H. Daum, Christopher E. Fogal, Maryann Goebel, Roger O. Goldman, Timothy S. Huval, Alvaro J. Monserrat and Thomas E. Rossin. The Board of Directors, on April 2, 2019, determined that Herbert A. Lurie and Robert J. Lipstein, nominee for director, are each independent directors. Our governance principles provide that a substantial majority of our directors will meet the criteria for independence required by Nasdaq. Over 75% of our Board meets our criteria for independence.

Board Evaluation Process

Periodically, our Board and each Board committee evaluate their performance and effectiveness, along with processes and structure, to identify areas for enhancement. The process is described below.

Element	Description
Corporate Governance Review and Investor Feedback	The CGC reviews corporate governance principles with consideration given to generally accepted practices and feedback from investors and makes recommendations for Board changes. This committee also oversees the process for annual board evaluations.
Annual Board & Committee Self-Evaluations	The Board and committee evaluations for 2018 were formally conducted by legal counsel through one-on-one discussions with each director to assess the effectiveness of the Board and committees of the Board.
Summary and Review	For the 2018 Board and committee evaluations, independent legal counsel compiled and summarized the Board evaluation responses, including comments, which were then presented to the full Board.
Actions	As a result of the Board evaluation process, the Board gained insight as to potential retirements, implemented process improvements to facilitate broader engagement around governance matters and examined possible enhancements to our committee structure.

Board Leadership Structure

At least annually, our Board, in coordination with our Compensation and Governance Committee, discusses and deliberates the appropriate Board leadership structure. Based on its assessment, the Board leadership framework is provided through: 1) a combined Chairman and CEO role, 2) a clearly defined lead independent director role, 3) active committees and committee chairs, and 4) talented directors who are committed and independent-minded. At this time, the Board believes this governance structure is appropriate and best serves the interests of our shareholders.

Chairman and CEO Roles

The Board of Directors periodically assesses who should serve as Chairman and as Chief Executive Officer, and whether the offices should be combined or separate, with appropriate consideration of current facts and circumstances. We believe that Seacoast and our shareholders benefit from an executive Chairman with deep experience and knowledge of the financial services industry, the Company, its businesses, and leadership that helps drive growth and revenue to deliver strong financial returns to shareholders.

The Company’s current Chief Executive Officer, Dennis S. Hudson, III, also serves as the Chairman of the Board of Directors. He has held the post of Chief Executive Officer for the past 21 years, Chairman for the past 14 years, President for the 11 years prior to being named Chairman, and has also served as Chief Executive Officer of the Bank for the past 26 years. During this time, Mr. Hudson has led the Company through its growth from a local community bank to the fourth largest Florida bank with $6.7 billion in assets and 51 full-service branches and seven commercial banking centers in 15 counties as of year-end 2018. In light of Mr. Hudson’s significant leadership tenure with the organization, his breadth of knowledge of the Company and his relationship with the institutional investor community, as well as the efficiencies, accountability, unified leadership and cohesive corporate culture that this structure provides, the Board of Directors believes it is appropriate that he serve as both Chief Executive Officer and Chairman.

Independent Lead Director

To further strengthen our corporate governance, our independent directors annually select a lead director from the independent directors if the positions of Chairman and Chief Executive Officer are held by the same person or if the Chairman of the Board is not an independent director. Our Board believes that the Lead Director serves an important corporate governance function by providing separate leadership for the non-management and independent directors.

In December 2018, the Board elected Christopher E. Fogal as Lead Independent Director at our regular Board meeting. Mr. Fogal replaced Roger O. Goldman who served as our Lead Independent Director from November 1, 2012 until his resignation from the Board on August 13, 2018. Additional information of the role of our lead director is outlined in the following chart.

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Board Leadership Structure - Definition Of Roles

Lead Independent Director Role	Chair/CEO Role
Full Board Meetings

•     Participates in Board meetings

•     Acts as Chairperson of the Board in situations where the Chairperson/ CEO is unable to serve in that capacity, including chairing meetings of the Board in the absence of the Chairperson/ CEO

• Has the authority to call meetings of the Board of Directors • Chairs Board meetings and meetings of shareholders • Facilitates productive Board meetings by encouraging Board director engagement
Executive Session Responsibilities

•     Has the authority to call meetings of the non-management directors or independent directors

•     Chairs executive sessions of the non-management directors and independent directors

•     Sets the agenda for executive sessions

•     Meets with the Chair/CEO after executive sessions to review the matters discussed during the executive sessions

• Receives full feedback from Lead Independent Director on the matters discussed in executive sessions and required follow-up
Board Communications Responsibilities

•     Facilitates communication among the non-management directors and independent directors on key issues and concerns

•     Serves as the principal, but non-exclusive, liaison and intermediary between the Chair/CEO and the non-management directors regarding views, concerns, and issues of the non-management directors and independent directors

•     Functions as a resource to the Chair/CEO on Board issues and other matters affecting the Company

• Communicates with all Directors on key issues and concerns outside of Board meetings • Expected to inform the Lead Independent Director of all significant issues facing the Company
Board Agenda and Information Responsibilities

•     Collaborates with the Chair/CEO to set the Board meeting agendas and communicates Board information to other Board members

•     Seeks Board meeting agenda input from other directors and reviews meeting schedule to ensure sufficient time for discussion of all agenda items

• Drafts the Board meeting agendas and works with Lead Independent Director to ensure that the requisite agendas and information are provided to the Board in a timely manner for it to fulfill its duties
External Shareholder Responsibilities
• Reviews responses to direct shareholder communications with the Board • If requested by major shareholder or the Chair/CEO, is available for consultation and direct communication	• Represents the Company and interacts with external shareholders and employees
Strategy and Execution Responsibilities
• Collaborates with the Board and the Chair/CEO to establish and support appropriate short term and long term strategies, objectives, goals, and programs that support sustainable growth and profitability

•     Leads the management team to establish and support the development of appropriate short-term and long-term strategies

•     Leads the development of overall corporate and business unit objectives and goals

•     Develops and implements programs, and drives overall execution to achieve desired objectives and goals

Company Operations Responsibilities
• Has no role in managing Company operations • Officers and employees report to the CEO, not to the Lead Independent Director	• Leads Company operations • Officers and employees report to the CEO

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Non-Management Executive Sessions

In order to give a significant voice to our non-management directors, our Corporate Governance Guidelines provide for executive sessions of our non-management and independent directors. Our Board believes this is an important governance practice that enables the Board to discuss matters without management present.

Our non-management directors generally meet in executive session following each regularly scheduled Board meeting. Our independent directors meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s independent directors. Our Lead Independent Director presides at all executive sessions of the independent directors and non-management directors and sets the agenda for such executive sessions. Any independent director may call an executive session of independent directors at any time. The independent directors met two times in executive session in 2018.

Management Succession Planning and Development

Our Board understands that a strong succession framework reduces Company risk and therefore ensures that appropriate attention is given to identifying and developing talented leaders. Consequently, we have a robust management succession and development plan which is reviewed and updated annually. The Board maintains oversight responsibility for succession planning with respect to the position of CEO and monitors and advises management regarding succession planning for other executive officers. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. The Board also has short-term contingency plans in place for emergency and unexpected occurrences, such as the sudden departure, death, or disability of our CEO or other executive officers.

The CGC, working with the CEO, annually evaluates succession planning at the senior levels of management and reports the results of such evaluation to the Board, along with recommendations on management development and succession planning. The updated succession plan is reviewed and approved by the Board to ensure that competencies are in alignment with our strategic plan. The annual review of the CEO succession planning includes a review of specific individuals identified as active CEO succession candidates, and each of those individuals is reviewed with respect to progress in his or her current job position and progress toward meeting his or her defined leadership development plan. The Company’s CEO and senior management are similarly responsible for supporting “next generation” leadership development by: identifying core talent, skills and capabilities of future leaders within the Company; assessing the individuals against leadership capabilities; identifying talent and skill gaps and development needs; assisting with internal candidate development; and identifying significant external hiring needs.

The Board and individual Board members may advise, meet with and assist CEO succession candidates and become familiar with other senior and future leaders within the Company. Directors are encouraged to become sufficiently familiar with the Company’s executive officers to be able to provide perspective on the experience, capabilities and performance of potential CEO candidates. The Board encourages senior management, as well as other members of management who have future leadership potential within the Company, to attend and present at Board meetings so that each can be given appropriate exposure to the Board. The Board may contact and meet with any employee of the Company at any time, and are encouraged to make site visits, to meet with management, and to attend Company, industry and other events.

Committee Structure & Other Matters

Oversight is also provided through the extensive work of the Board’s committees – Audit Committee; Compensation and Governance Committee (“CGC”); Enterprise Risk Management Committee (“ERMC”); and Strategy and Innovation (S&I) Committee – in key areas such as financial reporting, internal controls, compliance, corporate governance, succession planning, compensation programs, strategic planning and risk management. The Audit Committee and the CGC consist entirely of independent, non-management directors.

In addition, at the end of each year, the Board and each of its committees review a schedule of agenda topics to be considered in the coming year. Each Board and committee member may raise subjects that are not on the agenda at any meeting and suggest items for inclusion in future agendas. The Company believes that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, evaluation of decisions and direction from the Board of Directors.

14

BOARD MEETINGS AND COMMITTEES

Board Meeting Attendance

The Board of Directors held six regular meetings and one special meeting during 2018. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served, with the exception of Timothy S. Huval, who was previously excused from a majority of meetings in 2018 due to illness.

Annual Meeting Attendance

Six of the 14 then-incumbent Directors attended the Company’s 2018 annual shareholders’ meeting. The Company encourages all of its directors to attend its shareholders’ meetings but understands that situations may arise that prevent such attendance.

Board Committees

The Company’s Board of Directors has four standing permanent committees. These committees serve the same functions for the Company and the Bank. The current composition of each Company committee and the number of meetings held in 2018 are set forth in the table:

Board Committee Membership and 2018 Committee Meetings

Director Name	Audit		Compensation & Governance		Enterprise Risk Management		Strategy & Innovation
Dennis J. Arczynski (1)	✔				✔	(2)	✔
Jacqueline L. Bradley (1)							✔
H. Gilbert Culbreth, Jr. (1)			✔
Julie H. Daum (1)			✔
Christopher E. Fogal (1)(3)	✔	(2)
Maryann Goebel (1)	✔		✔	(2)	✔
Dennis S. Hudson, Jr. (4)					✔
Dennis S. Hudson, III (5)							✔
Timothy S. Huval (1)(6)			✔				✔
Herbert A. Lurie (7)							✔
Alvaro J. Monserrat (1)	✔		✔				✔
Thomas E. Rossin (1)					✔		✔	(2)
TOTAL MEETINGS HELD IN 2018	9		7		7		8

(1)	Independent Director
(2)	Committee Chair
(3)	Independent Lead Director
(4)	Elected Director Emeritus by the Board with no voting power effective following the completion of his board service term at the Annual Meeting
(5)	Chairman of the Board
(6)	Resignation effective as of April 1, 2019
(7)	Independent Director as of April 2, 2019

Each committee has a charter specifying such committee’s responsibilities and duties. The Audit Committee and Compensation and Governance Committee charters are reviewed annually. These charters are available on the Company’s website at www.SeacoastBanking.com or upon written request.

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Key Committee Responsibilities

AUDIT COMMITTEE	COMPENSATION AND GOVERNANCE COMMITTEE
Key Responsibilities	Key Responsibilities

•     reviews Seacoast’s and its subsidiaries’ financial statements and internal accounting controls, and reviews reports of regulatory authorities and determines that all audits and examinations required by law are performed

•     appoints the independent auditors, reviews their audit plan, and reviews with the independent auditors the results of the audit and management’s response thereto

•     reviews the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and changes to the Company’s Code of Conduct, and approves related party transactions

•     reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff and those outsourced to a third party; oversees the audit function and appraises the effectiveness of internal and external audit efforts

•     determines the compensation of the Company’s and the Bank’s key executive officers

•     recommends director compensation for Board approval

•     administers the Company’s incentive compensation plans and other employee benefits plans

•     oversees the preparation of the “Compensation Discussion and Analysis” section of this proxy statement

•     identifies and recommends to the Board qualified individuals to serve as members of the Boards of Directors of the Company and/ or the Bank

•     oversees efforts to create a diverse workforce that fosters and supports an inclusive culture

•     takes a leadership role in shaping corporate governance policies, practices, and guidelines, and oversees the Board’s governance processes

•     proposes recommendations to the Board of Directors concerning management development and succession planning activities at the senior levels of management

Independence / Qualifications	Independence / Qualifications

•     all committee members are independent under Nasdaq and SEC rules and each member is able to read and understand financial statements

•     at least one committee member is an “audit committee financial expert” as defined by Item 407 of Regulation S K; the Board has determined that Christopher E. Fogal is such financial expert

•     the Audit Committee met one time in private session with our independent auditor, and one time in private session without members of management present, but with a third party accounting firm who co-sources a portion of the Company’s internal audit function following meetings in 2018

•     all committee members are independent under Nasdaq and SEC rules

•     no member of the committee is a former or current officer or employee of the company or any of its subsidiaries

•     no member has any interlocking relationship with the Company requiring disclosure under the rules of the SEC

ENTERPRISE RISK MANAGEMENT COMMITTEE	STRATEGY AND INNOVATION COMMITTEE
Key Responsibilities	Key Responsibilities

•     monitors the risk framework to assist the Board in identifying, considering, and overseeing critical issues and opportunities

•     evaluates strategic opportunities from a risk perspective, highlights key risk considerations embedded in such strategic opportunities, and makes recommendations on courses of action to the Board based on such evaluation

•     provides oversight of the risk management monitoring and reporting functions to help ensure these functions are independent of business line or risk-taking processes

•     makes recommendations to the Board regarding the Company’s risk appetite, limits and policies and reviewing the strategic plan to help ensure it aligns with the Board-approved risk appetite

•     reviews key management, systems, processes and decisions, and assesses the integrity and adequacy of the risk management function to help build risk assessment data into critical business systems

•     recommends to the Board the capital policy consistent with the Company’s risk appetite and reviews capital adequacy and its allocation to each line of business

•     supports, sources and/or challenges M&A activities related to banks and non-bank entities as pertinent to the Company’s stated strategic objectives

•     oversees business model transformation activities including investments in technology and/or partners

•     reviews capital allocations and planning to ensure an acceptable return on capital while ensuring timely exits from businesses that do not provide an acceptable return or have limited growth prospects

•     ensures that the Company actively promotes and rewards a culture of innovation in a manner that benefits customers and shareholders

•     makes inquiries of management that appropriate strategic metrics and modeling capabilities are used in order to assess the strength of existing strategies and potential investments, aligned with the Company’s stated strategic objectives

•     ensures that management is effectively and consistently communicating with shareholders in a manner that is consistent with the Company’s broader strategic vision

16

AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of four directors: Christopher E. Fogal (Chair), Dennis J. Arczynski, Maryann Goebel, and Alvaro J. Monserrat.

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (the “Company”) in its general oversight of the Company’s accounting, auditing and financial reporting practices. Management is primarily responsible for the Company’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. The Company’s independent registered public accounting firm, Crowe LLP, for the year ended December 31, 2018 is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002) on the effectiveness of internal control over financial reporting.

The members of the Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the Company’s registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters. To carry out its responsibilities, the Committee held nine meetings in 2018.

In the performance of its oversight responsibilities, the Committee has reviewed and discussed with management and Crowe LLP the audited financial statements of the Company for the year ended December 31, 2018. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company at the dates and for the periods described. The Committee has relied upon this representation without any independent verification, except for the work of Crowe LLP. The Committee also discussed these statements with Crowe LLP, both with and without management present, and has relied upon their reported opinion on these financial statements. The Committee’s review included discussion with Crowe LLP of the matters required to be discussed under Public Company Accounting Oversight Board standards.

With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with Crowe LLP matters relating to its independence and received from Crowe LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence.

On the basis of these reviews and discussions, and subject to the limitations of its role, the Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

The Audit Committee:

Christopher E. Fogal, Chairman

Dennis J. Arczynski

Maryann Goebel

Alvaro J. Monserrat

February 26, 2019

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OWNERSHIP OF OUR COMMON STOCK

The tables below provide information regarding the beneficial ownership of our common stock as determined in accordance with SEC rules and regulations as of the Record Date by (i) each of the Company’s directors, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all current directors and executive officers as a group, and (iv) each beneficial owner of more than 5%. As of the Record Date, 51,416,944 shares of common stock were outstanding. Unless otherwise indicated, and subject to community property laws where applicable, the Company believes that each of the shareholders named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

Director, Executive Officers and Certain Beneficial Stock Ownership

As of the Record Date, based on available information, all directors, director nominees and executive officers of Seacoast as a group (16 persons) beneficially owned approximately 1,365,888 outstanding shares of common stock, constituting 2.7% of the total number of shares of common stock outstanding at that date as set forth in the table below. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 43,350 outstanding shares, or 0.1% of the outstanding shares, of Seacoast common stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans.

The following table also sets forth information regarding the number and percentage of shares of common stock held by all persons and entities, or principal shareholders, known by the Company to beneficially own 5% or more of the Company’s outstanding common stock, exclusive of directors and officers. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on reports filed by the entities with the SEC, except that the ownership percentage is based on the Company’s calculations.

Name of Beneficial Owner	Amount and Nature of		Percentage of
Directors and Executive Officers	Beneficial Ownership		Outstanding Shares
Dennis J. Arczynski	48,464	(1)		*
Jacqueline L. Bradley	23,177	(2)		*
H. Gilbert Culbreth, Jr.	75,357	(3)		*
Julie H. Daum	54,038	(4)		*
Christopher E. Fogal	39,297	(5)		*
Maryann Goebel	23,209	(6)		*
Dennis S. Hudson, Jr.	326,830	(7)		*
Dennis S. Hudson, III	579,969	(8)	1.1%
Timothy S. Huval	4,901	(9)		*
Herbert A. Lurie	34,797	(10)		*
Alvaro J. Monserrat	11,135	(11)		*
Thomas E. Rossin	21,883	(12)		*
Charles K. Cross, Jr.	112,415	(13)		*
David D. Houdeshell	91,225	(14)		*
Juliette P. Kleffel	29,710	(15)		*
Charles M. Shaffer	112,229	(16)		*
All directors and executive officers as a group (16 persons)	1,365,888		2.7%

Name of Beneficial Owner	Amount and Nature of		Percentage of
Certain Beneficial Owners	Beneficial Ownership		Outstanding Shares
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,956,987	(17)	14.7%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	4,584,569	(18)	8.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,919,815	(19)	5.7%

* Less than 1%

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(1)	Includes 1,672 shares held in a limited liability company, as to which shares Mr. Arczynski has sole voting and investment power. Also includes 9,110 shares held jointly with his wife, as to which shares Mr. Arczynski may be deemed to share both voting and investment power. Also includes 28,121 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Arczynski has no voting or dispositive power. Also includes 5,561 shares that Mr. Arczynski has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(2)	Includes 9,179 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Bradley has no voting or dispositive power. Also includes 6,998 shares that Ms. Bradley has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(3)	Includes 10,000 shares held in an IRA, 26,000 shares held in a family limited liability company, and 8,200 shares held in a family sub-S corporation, as to which shares Mr. Culbreth has sole voting and investment power. Also includes 1,000 shares held jointly with Mr. Culbreth’s children and 10,328 shares held jointly with his wife, as to which shares Mr. Culbreth may be deemed to share both voting and investment power. Also includes 16,015 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Culbreth has no voting or dispositive power. Also includes 2,142 shares that Mr. Culbreth has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(4)	Includes 18,481 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Daum has no voting or dispositive power. Also includes 8,138 shares that Ms. Daum has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(5)	Includes 4,490 shares held jointly with Mr. Fogal’s wife and 2,738 shares held by Mr. Fogal’s wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power. Also includes 12,570 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Fogal has no voting or dispositive power. Also includes 8,138 shares that Mr. Fogal has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(6)	Includes 11,648 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Goebel has no voting or dispositive power. Also includes 5,561 shares that Ms. Goebel has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(7)	Includes 224,356 shares held by Sherwood Partners, Ltd., a family limited partnership (“Sherwood Partners”), of which Mr. Hudson and his son, Dennis S. Hudson, III, are general partners, and Mr. Hudson and his children are limited partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares, but disclaims beneficial ownership, except to the extent of his 1.0% interest in Sherwood Partners. Also includes 11,944 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Hudson has no voting or dispositive power. Mr. Hudson, Jr. was elected Director Emeritus by the Board following the completion of his board service term at the Annual Meeting.
(8)	Includes 224,356 shares held by Sherwood Partners Ltd, of which Mr. Hudson and his father, Dennis S. Hudson, Jr., are general partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, but disclaims beneficial ownership, except to the extent of his 35.0% interest in Sherwood Partners and his beneficial interest in trusts having a 53.2% interest in Sherwood Partners. Also includes 49,386 shares held jointly with Mr. Hudson’s wife, of which 49,060 were pledged as security for a margin loan, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 30,485 shares held in the Company’s Retirement Savings Plan, and 189,899 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date. Also includes 280 shares held by Mr. Hudson’s wife as custodian and 20 shares held by his son, as to which shares Mr. Hudson may be deemed to share both voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.
(9)	Includes 4,821 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Huval has no voting or dispositive power.
(10)	Includes 8,980 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Lurie has no voting or dispositive power and 5,817 shares that Mr. Lurie has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(11)	Includes 4,563 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Monserrat has no voting or dispositive power and 3,573 shares that Mr. Monserrat has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(12)	Includes 200 shares held by Mr. Rossin’s wife, as to which shares Mr. Rossin may be deemed to share both voting and investment power and as to which Mr. Rossin disclaims beneficial ownership. Also includes 11,944 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Rossin has no voting or dispositive power.
(13)	Includes 74,365 shares that Mr. Cross has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(14)	Includes 59,086 shares that Mr. Houdeshell has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(15)	Includes 19,555 shares that Ms. Kleffel has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(16)	Includes 893 shares held in the Company’s Retirement Savings Plan and 2,921 shares held in the Company’s Employee Stock Purchase Plan. Also includes 73,943 shares that Mr. Shaffer has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(17)	According to a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 31, 2019 with the SEC with respect to Seacoast common stock beneficially owned as of December 31, 2018, BlackRock, Inc. has sole voting power with respect to 6,843,265 shares of Seacoast common stock and sole dispositive power with respect to 6,956,987 shares of Seacoast common stock. The Schedule 13G/A provides that BlackRock is a parent holding company and that the shares of common stock listed on the Schedule 13G/A are owned by various subsidiaries of BlackRock. In addition, BlackRock reported that various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of common stock, and that one such person, iShares Core S&P Small-Cap ETF, is known to have more than 5% of Seacoast common stock.
(18)	According to a Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc., (“Price Associates”) and T. Rowe Price Funds on February 14, 2019 with the SEC with respect to Seacoast common stock beneficially owned as of December 31, 2018, Price Associates has sole voting power with respect to 851,060 shares of Seacoast common stock and sole dispositive power with respect to 4,584,569 shares of Seacoast common stock. The Schedule 13G/A provides that Price Associates is an investment advisor and not more than 5% of Seacoast common stock is owned by any one client subject to the investment advice of Price Association. The schedule further provides that the shares of common stock listed on the Schedule 13G/A are owned by various subsidiaries of Price Associates. In addition, Price Associates reported that in respect to securities owned by any one of the T. Rowe Funds, only the custodian has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of common stock.
(19)	According to a Schedule 13G filed by The Vanguard Group on February 12, 2019 with the SEC with respect to Seacoast common stock beneficially owned as of December 31, 2018, The Vanguard Group has sole voting power with respect to 54,729 shares of Seacoast common stock and shared aggregate dispositive power with respect to 2,919,845 shares of Seacoast common stock, of which 2,585 shares have shared dispositive voting power. The Schedule 13G provides that The Vanguard Group is an investment advisor and that the shares of common stock listed on the Schedule 13G are owned by various subsidiaries of The Vanguard Group, the parent holding company. In addition, The Vanguard Group reported that no one person is known to have more than 5% of Seacoast common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and persons beneficially owning more than 10% of the Company’s common stock are required to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company’s review of such reports and written representations from the reporting persons, the Company believes that, during and with respect to fiscal year 2018, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10% of its common stock were complied with in a timely manner.

Executive Officers

Executive officers are appointed annually at the organizational meeting of the respective Boards of Directors of Seacoast and the Bank, to serve until the next annual meeting and until successors are chosen and qualified.

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Dennis S. Hudson, III Chairman and CEO

Age: 63         Education: MBA, Florida State University         Tenure: 42 years

SELECT PRIOR EXPERIENCE:

•      Chairman of Seacoast since July 2005 and CEO since 1998

•      Chairman and CEO of the Bank since 1992

•      Director of Seacoast since 1984

•      Over 40 years of banking experience with Seacoast

OTHER AFFILIATIONS/CERTIFICATIONS:

•      Chesapeake Utilities Corporation, member of board, audit and compensation committees

•      PENN Capital Funds, a mutual fund group managed by PENN Capital Management, independent director

•      Miami Branch of Federal Reserve Bank of Atlanta Board from 2005 to 2010

Charles M. Shaffer EVP, CFO and Head of Strategy

Age: 45         Education: MBA, University of Central Florida         Tenure: 21 years

SELECT PRIOR EXPERIENCE:

•      EVP and Community Banking Executive from October 2013 to March 2017

•      SVP and Controller of Bank from 2005 to 2013

•      Diverse experience from multiple roles including strategy, corporate finance, traditional sales, and alternative sales platforms

OTHER AFFILIATIONS/CERTIFICATIONS:

•      CPA licensed in Florida

•      Chartered Global Management Accountant

•      Board Member, United Way of Martin County

•      Board Member, Girl Scouts of Southeast Florida

•      Board Member, Florida Bankers Association, BancServ

•      Board Member, Armellini Express Lines

Charles K. Cross, Jr. EVP and Commercial Banking Executive

Age: 61         Education: BSA, University of Florida         Tenure: 7 years

SELECT PRIOR EXPERIENCE:

•      SVP, Commercial Market Executive for Palm Beach County from March 2012 to July 2013

•      Over 30 years of banking experience in Palm Beach and Broward County markets

•      Market leader for EverBank in Palm Beach County, FL from August 2010 to March 2012

OTHER AFFILIATIONS/CERTIFICATIONS:

•      Former Chairman, District Board of Trustees of Palm Beach State College

•      Past board member of Florida Atlantic University College of Business Dean’s Council, Economic Council of Palm Beach County, West Palm Beach Chamber of Commerce, Business Development Board of Palm Beach County and Black Business Investment Corporation

David D. Houdeshell EVP and Chief Risk Officer

Age: 58         Education: MBA, The Stonier Graduate School of Banking         Tenure: 9 years

SELECT PRIOR EXPERIENCE:

•      EVP and Chief Credit Officer of Seacoast and Bank from June 2010 to May 2015

•      Over 30 years of credit and risk management experience

•      EVP and Credit Administrative Executive for The South Financial Group in Greenville, SC for 3 years

•      Chief Credit Officer of Bombardier Capital, a financial services entity of a global transportation manufacturer, for 4 years

OTHER AFFILIATIONS/CERTIFICATIONS:

•      Former member of audit & compliance committee of Martin Health System, Stuart, FL

Juliette P. Kleffel EVP and Community Banking Executive

Age: 48         Education: The Stonier Graduate School of Banking         Tenure: 3 years

SELECT PRIOR EXPERIENCE:

•      EVP and Small Business Banking Sales Leader at Seacoast from October 2014 to January 2017

•      EVP and Commercial Sales Leader for BankFIRST prior to acquisition by Seacoast in October 2014

•      Held various positions managing Government Lending/SBA, Treasury Sales, Marketing, as well as Commercial Lending with BankFIRST since November 2000

•      Over 20 years of retail and business banking experience in the Orlando market

OTHER AFFILIATIONS/CERTIFICATIONS:

•      Executive Director for the National Entrepreneur Center

•      Director for the West Orange County Chamber of Commerce

•      Vice President and Executive Board Member for The Gardens of DePugh Nursing Home

•      Board Member and Finance Committee member for the Central Florida YMCA

•      Executive Board Member and Treasurer of the Garden Theatre

•      Board Member of Edgewood Children’s Ranch

•      Certified Lender Business Banker

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Summary

2018 Performance Considerations

Our strategic plan for 2018 focused on shareholder value creation, and the CGC used adjusted earnings per share (EPS)1 and adjusted return on tangible common equity (ROTCE)1 as key indicators that management is on the right path to producing sustainable long-term value. The CGC determined the amount of annual and long-term incentives to award to our named executive officers (“NEOs”) for 2018 performance using a qualitative assessment of management’s performance in 2017, taking into account both growth and return with consideration to our risk framework. The assessment process included scorecards that identified shared and individual goals for the year in the areas of operations, technology, innovation, risk, talent, and business transformation, with our adjusted EPS1 and adjusted ROTCE1 serving as the primary considerations for long-term incentive awards granted in 2018. Grants made in 2018 were based on the scorecard assessment of performance in the prior year. The incentive awards issued based on 2018 qualitative performance considerations will be granted in 2019, and disclosed as part of the 2020 proxy filing.

Say on Pay Results

In 2018, our “Say on Pay” proposal received 97% support, an improvement from 2017 (94%); indicating plan design and governance are well aligned with our shareholders. While our historical results indicate strong support for Seacoast’s NEO compensation, the CGC continues to review our executive compensation structure to increase its effectiveness and further align with stockholder interests in light of changing industry dynamics.

Our Executive Compensation Design Priorities and Prohibitions

Design Priorities (what we do)		Design Prohibitions (what we don’t do)
✔	Manage our executive compensation programs to have a strong pay-for-performance orientation.	✗	No repricing of stock options without shareholder approval.
✔	Link performance-based incentive awards to enterprise-wide and individual performance goals.	✗	No incentives that encourage improper risk taking.
✔	Grant our NEOs equity-based awards based on Company and individual performance rather than paying annual cash bonuses.	✗	No excise tax gross-ups upon a change in control.
✔	Emphasize long-term stock-based awards in our executive compensation and total incentive strategies.	✗	No single trigger vesting acceleration on unvested equity in connection with a change-in-control for awards granted since 2014.
✔	Set meaningful performance goals that align management with shareholder interests.	✗	No hedging, and limited pledging, of our common shares by our directors and executive officers.
✔	Require Tier 1 Capital compliance thresholds be met in order for any portion of the PSUs to vest.
✔	Ensure that incentives are sensitive to risk considerations.
✔	Provide minimal executive benefits and perquisites.
✔	Maintain executive stock ownership requirements, and require post-settlement holding periods or mandatory deferral of certain performance-based awards.
✔	Provide reasonable executive post-employment and change-in- control protections.
✔	Require “clawback” provisions for certain incentive-based compensation to ensure accountability.
✔	Engage with shareholders on their concerns or priorities for our director and executive compensation programs.

1 Non-GAAP measure; refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

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2018 NEO Pay

•	Cumulative base salaries for our NEOs increased competitively year-over-year by an average of 8%.
•	In 2018, our NEOs received awards of Performance Share Units (“PSUs”) in quantities that vest based on the level of achievement of goals relating to growth in adjusted EPS[1] and average adjusted ROTCE[1] over a three-year period.
•	In 2018, our NEOs received stock options that vest over a three-year period. The exercise price of the options was set at 120% of the grant date value of the shares.
•	In lieu of cash bonuses, our CEO was granted additional PSUs, and our other NEOs received awards of time-based Restricted Stock Units (“RSUs”) that vest over a three-year period.
•	The number of PSUs, performance stock options, and RSUs granted in 2018 was determined by the CGC based upon the scorecard assessment of 2017 performance. Awards granted based upon 2018 scorecard performance will be granted in 2019. The CGC will use the grant date value of the PSUs or RSUs issued in lieu of cash bonuses for purposes of calculating any potential severance benefits that are based upon prior year bonuses.

Summary of Compensation Decisions in 2018

The committee structures the executive compensation program for executive management with an emphasis on long-term performance-based compensation. For planning purposes, the CGC focuses on the sum of annual base salary and the values it considers and approves for equity awards, which are granted in the subsequent year based on annual scorecard performance. We refer to this planning value as Total Direct Compensation or “TDC”. The CGC considered this TDC in its decision process when determining the value of the total incentive award value granted in 2018.

The following chart illustrates the relative emphasis of each pay element in relation to TDC, as disclosed in our 2018 Summary Compensation Table (“SCT”), excluding time-based awards granted in lieu of cash bonuses. Base salary represents the sole component of TDC that is not “at risk” for performance.

2018 NEO Mix of Total Direct Compensation

In general, the CGC closely aligns the compensation of our executives with the creation of both short-term profitability and long-term value for our shareholders by structuring a substantial portion of TDC as “at risk” incentive pay. The CGC relies on this structure to ensure that both short-term and long-term incentive awards are fully reflective of performance for the year in which cash bonuses are earned and new target award values are determined and that performance-based equity serves as our primary form of incentive compensation.

Base Salary

All of our named executive officers receive a base salary that reflects the CGC’s assessment of the NEO’s skills and value to Seacoast. It is the CGC’s philosophy to keep salaries within a competitive market range and increase base salaries in response to increases in the size, scope or complexity of an executive’s job, in connection with a promotion or other forms of recognition that appropriately reflect value considerations, or to maintain the desired level of internal relative value. The 2018 annualized base salary actions for our named executive officers are summarized in the following table.

1 Non-GAAP measure; refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

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2018 Annualized Base Salary Actions

Named Executive Officer	2017	2018	% Change
Dennis S. Hudson, III	$600,000	$600,000	—
Charles M. Shaffer	$320,000	$365,000	14%
Charles K. Cross, Jr.	$300,000	$330,000	10%
David D. Houdeshell	$280,000	$300,000	7%
Juliette P. Kleffel	$280,000	$300,000	7%
NEOs as a Group			8%

Equity Awards

Seacoast’s equity strategy has evolved in order to increase the alignment of equity recipients with shareholder interests, revitalize our retention strategies, and elevate our visibility and appeal as an employer of choice for highly skilled talent. The following tables summarize the evolution and emphasis of our equity strategies since 2015.

Evolution of Seacoast’s Performance-based Equity Strategies

Grant Cycle	Type of Equity	Performance Period / Payout Range / Option Vesting Period	Performance Objective(s)
2015 (Jan.)	PSUs	• 4-year Performance Period with catch-up • Payout as % of Target: 0-150%	• Cumulative Adjusted Earnings • Adjusted Return on Average Tangible Common Equity • Tier 1 Capital Compliance
	Options	• 4-year monthly vesting, starting when stock price closes above exercise price by 120%	• Stock Price Appreciation • Tier 1 Capital Compliance
2016 (Feb.)	PSUs	• 4-year Performance Period with catch-up • Payout as % of Target 0-175%	• Cumulative Adjusted Earnings • Adjusted Return on Average Tangible Common Equity • Tier 1 Capital Compliance
	Options	• 4-year monthly vesting, starting when stock price closes above exercise price of 120%	• Stock Price Appreciation • Tier 1 Capital Compliance
2017 (Apr.)	PSUs	• 3-year Performance Period • Payout as a % of Target 0-200%	• Adjusted EPS • Adjusted Return on Average Tangible Common Equity • Tier 1 Capital Compliance
	Options	• 3-year ratable vesting • Exercise price set at 120% of grant date fair market value of the underlying shares	• Stock Price Appreciation above 120% of exercise price
2018 (Apr.)	PSUs	• 3-year Performance Period • Payout as a % of Target 0-200%	• Adjusted EPS • Adjusted Return on Average Tangible Common Equity • Tier 1 Capital Compliance
	Options	• 3-year ratable vesting • Exercise price set at 120% of grant date fair market value of the underlying shares	• Stock Price Appreciation above 120% of exercise price

2018 Performance Stock Unit (“PSU”) Awards

2018 PSUs represent stock-settled incentive awards where payout can vary from 0% to 200% of the target number of shares granted. One-half of the PSUs will be earned based on Seacoast’s three-year growth in adjusted EPS1 (“EPS PSUs”). The remaining one-half of the PSUs will be earned based on Seacoast’s three-year average adjusted return on average tangible common equity1 (“ROTCE PSUs”). In each case, the number of PSUs actually earned will be determined by our performance as compared to financial goals that were approved by the CGC at the time of grant. The CGC selected EPS and ROTCE given their importance in our strategic plan and significant influence on our stock price performance over sustained periods of time. The PSUs also include a risk-based condition (meet or exceed minimum requirements for Tier 1 Regulatory Capital) that must be met in order for the awards to vest.

1 Non-GAAP measure; refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

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2018 Performance Stock Options (“Options”)

Options allow recipients to purchase shares of our common stock in the future at a predetermined price. In order to ensure that shareholders benefit before management realizes any value from their stock option awards, 2018 options were issued with an exercise price set at 120% of the grant date fair market value of the underlying shares. Restrictions on the 2018 options lapse in equal installments on the first, second and third anniversaries of the grant date. The CGC relies on Options to reward management for value creation, which is of paramount importance to our shareholders. The target value of the options represents significantly less potential value than the PSU awards.

Time-Based Restricted Stock Units (“RSU”)

Our pay-for-performance stock incentive strategy is balanced with the use of time-based RSUs to enhance holding power, retention and recruitment. The CGC granted RSUs to the NEOs, other than the CEO, in lieu of annual cash bonuses. The RSUs granted in 2018 were issued in relation to 2017 performance, and vest ratably over a three-year period.

Other Considerations Involving 2018 Equity Awards

Our NEOs are also subject to stock ownership requirements and holding periods in connection with stock-settled incentive awards. In addition, we introduced a mandatory deferral feature on PSUs so that settlement of 50% of any shares earned for performance will be delayed an additional 12 months starting with the 2017 grant cycle.

Overview of Executive Compensation

Role of the CGC

The CGC is responsible for establishing our compensation philosophy and for overseeing our executive compensation policies and programs generally. As part of this responsibility, the CGC:

•	regularly interacts with our executives in order to make informed decisions on performance, potential, developmental needs and their value to Seacoast;
•	approves our executive compensation programs, including construction of our peer group, issuance of equity awards, and certification of results;
•	evaluates the performance of the CEO and determines the CEO’s compensation;
•	reviews the performance of other members of executive management and approves their compensation based on recommendations made by the CEO; and
•	assesses our incentive strategies from a risk perspective, ensuring that earnings opportunities strike the right balance between risk and reward and that our executives are not motivated to take excessive risks.

Role and Independence of the Compensation Consultant

The CGC is comprised solely of independent directors and met seven times in 2018. The Committee engaged Alvarez and Marsal, LLC (“A&M”) as its independent compensation consultant to advise the CGC in 2018. A&M periodically attended CGC meetings, including executive sessions, and provided information and advice independent of management and, at the direction of the CGC Chairperson, assisted management with various activities that support Seacoast’s executive compensation program. The CGC discussed these considerations pursuant to SEC and NASDAQ rules and concluded that the engagement of A&M, and the services it provided did not raise any conflict of interest.

Benchmarking and Peer Group

The CGC relies on market pay data and related research to inform its decision on the construction and expected outcomes of our director and executive compensation programs. In considering peer group construction, the CGC recognizes that Seacoast competes for executive talent against a wide variety of financial services organizations and companies in other industries that rely on or want to acquire the skill sets that our executives offer. As a result, the CGC relies substantially on information developed from a size-appropriate, high-performing core bank industry compensation peer group in its decision process. It also considers, to a lesser extent, the pay strategies employed by large, most admired or innovative financial services companies, and high-performing customer service and technology companies. In terms of assessing the effect of the CGC’s decisions on how we position pay vis-à-vis market, we rely exclusively on pay and performance data developed using our core bank industry compensation peer group or, as needed, from the McLagan Regional Bank Survey.

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The CGC added five banks to the Core Bank Peer Group (“Peer Group”) for 2018. The addition of Flagstar Bancorp, Inc., First Midwest Bancorp, Inc., Trustmark Corporation, Northwest Bancshares, Inc., and S&T Bancorp, Inc. was necessitated by continuing consolidation in the industry, and by our higher growth rate in assets compared to the Peer Group’s growth in assets. The five banks were selected from the JD Powers’ List of Highest Rated Customer Service Banks, which reflected the CGC’s desire to incorporate an important performance dimension that is critical to our efforts to continue to growth the value of Seacoast. Other selection criteria that the CGC considered included type of ownership, focused solely on publicly traded company status, and size considerations, as defined by assets and the market value of equity. Seacoast was appropriately positioned for asset size and market value compared to the 2018 Peer Group. The CGC sees this approach as appropriate given its expectations for performance and growth. The CGC reviews the Peer Group annually to ensure continued appropriateness, and makes changes when it believes warranted. Our 2018 Peer Group was comprised of:

2018 PEER GROUP
Ameris Bancorp (ABCB)	First Long Island Corp. (FLIC)	Pacific Premier Bancorp (PPBI)
BNC Bancorp (BNC)*	First Midwest Bankcorp, Inc. (FMBI	Renasant Corp. (RNST)
Cardinal Financial (CFNL) **	German American Bancorp (GABC)	S&T Bancorp, Inc. (STBA)
City Holdings (CHCO)	Great Southern Bancorp (GSBC)	Sterling Bancorp (STL)
Eagle Bancorp (EGBN)	Horizon Bancorp (HBNC)	Stock Yards Bancorp (SYBT)
Enterprise Financial (EFSC)	Independent Bank Group (IBTX)	Tompkins Financial (TMP)
Fidelity Southern (LION)	Lakeland Financial (LKFN)	Trustmark Corporation (TRMK)
Flagstar Bancorp (FBC)	Northwest Bancshares, Inc. (NWBI)	Washington TR Bancorp (WASH)

* acquired by Pinnacle Financial partners in June of 2017

** acquired by UBV Holding Company, LLC in April 2017

The CGC does not identify a specific target level or percentile of base salary, incentive cash, or stock-based awards for our NEOs. Instead, pay outcomes, which include the target value of stock awards to be earned for future performance, initially are determined by internal performance and talent considerations. The CGC then compares contemplated NEO pay actions against market pay levels for reasonableness with the market assessments serving as key points of reference and validation in the CGC’s process.

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Executive Compensation Framework Highlights

Structure	Reasoning
PEER GROUP:
A peer group of banks of similar size, business model and financial performance.	Our business model requires us to compete with these groups for executive talent in order to achieve our business objectives related to growth, innovation and profitability.
COMPENSATION PHILOSOPHY:

•      No specific target level or percentile of pay relative to comparable positions

•      Pay decisions reflect the performance of the Company and each executive in relation to prior year pay and performance, planning considerations, and relationship to market pay levels and practices of peer group

•      Actual pay relative to the market data will vary based on performance in terms of the calibration of total incentive awards and amounts ultimately earned from our long-term stock incentive program

•      Improve pay for performance linkage

•      Align pay with overall value of each individual to Seacoast

•      Ensure reasonableness of pay relative to industry peers and market data

•      Ensure a significant portion of pay is “at-risk”, consistent with philosophy and comparator group practices

•      Understand potential payments assuming various Company performance outcomes and understand how potential performance extremes are reflected in pay; which is a component of our compensation risk assessment

CASH BONUS:
Reflects the annual performance of the Company and each executive, along with other planning considerations	Time-vested RSUs were issued in lieu of cash bonuses for fiscal years 2016, 2017 and 2018, helping increase the retentive value of the executive compensation packages
EQUITY:

•      Performance-based structure with 2 components, PSUs and stock options, both with a long-term emphasis, but weighted more heavily with PSUs

•      Meaningful stock-based award opportunities “right-sized” for company and individual performance considerations and needs

•      A substantial portion of TDC for our named executive officers delivered as performance-based pay

•      Annual award cycles

•      3-year PSU performance period aligning program design with typical industry practices. A 50% mandatory 12-month deferral requirement on the settlement of any shares earned for performance ensures sensitivity to risk considerations and additional holding power

•      Risk considerations serve as an additional vesting requirement on PSUs

•      PSUs allow for upside in underlying shares, providing direct linkage between potential award payouts and management’s success at driving earnings growth and improving returns without inappropriate risk taking

•      Performance Options first require that shareholders receive a meaningful return before management is rewarded

•      Provide more compensation contingent upon achievement of performance goals or our stock’s performance

•      Aligns more closely with the shareholder interests

•      Continuously recalibrate performance expectations and promote consistent improvement

•      Enhance retention of management team

•      Enhance long-term performance accountability

•      Augment alignment with shareholder interests

•      Provide executives with an economic incentive to deliver sustainable results within a risk appropriate framework

PERFORMANCE SCORECARDS:
• Performance scorecards serve as the basis for cash bonuses and the target value of performance-based long-term incentive/equity awards granted in the subsequent year

•      Establish clear expectations for individual goals as well as link with enterprise-wide growth, return and risk management objectives

•      Understand important context that may impact the evaluation of each executive such as; experience, skills and scope of responsibilities, individual performance and succession planning

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2018 EXECUTIVE COMPENSATION ACTIONS

The CGC and our CEO rely on qualitative assessments of the performance of our NEOs and other members of senior management team given our accelerated growth, the rapid evolution of business, and the changing demands on our executives. The assessment process relies on scorecards that are approved at the start of each year, establishing performance guidelines against which results are compared at the end of the year. Performance ratings are then developed for each NEO, which are used to inform the CGC’s decision regarding pay actions. The CGC believes that qualitative assessments of NEO performance for the purpose of compensation, development and advancement continue to serve the best interests of our shareholders.

Our CEO works closely with the CGC in establishing executive compensation and overall bonus and incentive payments each year. The CEO evaluates the performance of each NEO and other senior executives, and, based on these performance evaluations, market compensation surveys, and other data, he will then make qualitative assessments and recommendations to the CGC. The CEO also presents incentive compensation payment recommendations for the Committee’s consideration. The CGC evaluates and makes a qualitative assessment of the CEO’s performance and determines his compensation without the CEO present.

Performance and time-based equity granted in 2018 were issued in relation to 2017 performance scorecard evaluations. Equity awards relating to 2018 performance scorecard evaluations will be granted in early 2019.

2018 Pay Outcomes

	Dennis S. Hudson, III Chairman / CEO	Charles M. Shaffer EVP / CFO	Charles K. Cross, Jr. EVP / Commercial Banking	David D. Houdeshell EVP / CRO	Juliette P. Kleffel EVP / Community Banking
Base Salary	$600,000	$365,000	$330,000	$300,000	$300,000
RSU	0	$280,000	$210,000	$168,000	$196,000
PSU	$568,750	$195,000	$169,000	$130,000	$130,000
Performance Option	$306,250	$105,000	$91,000	$70,000	$70,000
Bonus Equivalent Cash Value (1)	$165,000	$200,000	$150,000	$120,000	$140,000

(1) The equivalent cash value of RSUs granted to NEOs, other than the CEO, in lieu of annual cash bonuses. Reflects cash value to be used as an input in our CIC severance calculations in lieu of cash bonus.

Key Influences in Compensation Decisions

Performance Metrics

The components of our executive compensation program demonstrate alignment with long-term shareholder value creation. The CGC considers performance metrics for both the CEO and each NEO, collectively. In 2018, senior executives were assessed on the following performance:

Component	What it Measures	Why it is Used	2018	2017
Adjusted EPS[1]	Earnings per shares (EPS) is the portion of the Company’s profit allocated to each share of common stock. Adjustments[1] are made to facilitate analysis of performance trends.	A broadly used indicator of profitability, useful for tracking performance over time or in comparison to benchmarks.	$1.62	$1.28
Adjusted Net Income[1]	Revenues less expenses from all sources. Adjustments[1] are made to facilitate analysis of performance trends.	Measure profitability after considering all costs and taxes.	$79.1 million	$55.3 million
Adjusted ROTCE[1]	Net income as a percentage of average shareholders’ equity, excluding intangible assets. Adjustments[1] are made to net income to facilitate analysis of performance trends.	A broadly used indicator of effective utilization of capital, useful for tracking performance over time or in comparison to benchmarks.	14.1%	12.2%

1 Non-GAAP measure; refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

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Individual Contributions

The CGC also considers roles and responsibilities of the CEO and each NEO and links most of the pay for senior executives to long-term business strategies and key priorities.

Dennis S. Hudson, III, Chairman of the Board and Chief Executive Officer
•	Strengthening of the executive team and other improvements in key operating areas
•	Strong credit quality and appropriate risk management
•	No major operational risk failures and significant upgrades and oversight in our risk management capabilities, across the Company in general and in regards to compensation and retail sales related risks in particular
•	Successful integration of First Green community franchise
•	Attainment of growth and strategic initiatives measured by household growth, accretive acquisitions, increased percentages of new accounts and loans originated through alternative channels, and a lower fixed cost structure
•	Implementation of plan to improve operating leverage and customer experience via channel optimization
•	Increased associate engagement while driving enterprise-wide alignment with the business strategy
Charles M. Shaffer, Executive Vice President and Chief Financial Officer
•	Ongoing leadership of and contributions to our business transformation and strategy efforts
•	Continued talent upgrading across entire function
•	Improvements in external communications
Charles K. Cross, Executive Vice President, Commercial Banking
•	No major operational risk failures
•	Collaboration and leadership across the organization leading to substantial improvements in end-to-end business unit performance
•	Optimization of specialty financing units
•	Significant market talent expansion and scaling of leadership
•	Successful integration of acquisition target
David D. Houdeshell, Executive Vice President, Chief Risk Officer
•	No major operational risk failures
•	Contributions to enterprise-wide business transformation efforts
•	Effective partnering with other functions in the development and launch of new products and services
•	Significant talent build out and upgrading in governance areas
•	Continues to maintain credit quality metrics in a rapid growth environment
Juliette P. Kleffel, Executive Vice President, Community Banking
•	No major operational risk failures
•	Contributions to enterprise-wide business transformation efforts
•	Substantial year-over-year productivity gains in organizational units
•	Executive role model and champion of the customer experience
•	Successful integration of acquisition target

Other Elements of the 2018 Compensation Program for Executive Officers

Change in Control Severance Benefits

We provide change in control severance benefits to the named executive officers to encourage them to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a potential change in control of the Company. These agreements are described under “Employment and Change in Control Agreements”, and detailed information is provided under “2018 Other Potential Post-Employment Payments.”

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Retirement and Employee Welfare Benefits

We sponsor a retirement savings plan for employees of the Company and its affiliates (the “Retirement Savings Plan”) and a nonqualified deferred compensation plan for certain executive officers (the “Executive Deferred Compensation Plan”). We offer these plans, and make contributions to them, to provide employees with tax-advantaged savings vehicles and to encourage them to save money for their retirement. The Executive Deferred Compensation Plan is described under “Executive Compensation–Nonqualified Deferred Compensation.”

In addition to our retirement programs, we provide employees with welfare benefits, including hospitalization, major medical, disability and group life insurance plans and paid vacation. We also maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits. All of the full-time employees of the Company and the Bank, including the named executive officers, are eligible to participate in the Retirement Savings Plan and our welfare plans, subject to the terms of those plans.

The Bank provides supplemental disability insurance to certain members of executive management, including the named executive officers, in excess of the maximum benefit of $10,000 per month provided under the group plan for all employees. The supplemental insurance provides a benefit up to 70% of the executive’s monthly pre-disability income based on the executive’s base salary and annual incentive compensation not to exceed $25,000. Coverage can be converted and maintained by the individual participant after employment ends. The benefit may be reduced by income from other sources, and a partial benefit is paid if a disabled participant is able to work on a part-time basis. In 2018, the Company paid an aggregate of $4,800 for supplemental disability insurance for the named executive officers.

The retirement and employee welfare benefits paid by the Company for the named executive officers that are required to be disclosed in this proxy statement are included in the “Summary Compensation Table,” the “Components of All Other Compensation,” and the “Nonqualified Deferred Compensation Table,” and are described in the footnotes thereto.

Executive Perquisites

We do not consider perquisites to be a significant element of our compensation program. However, we believe they are important and effective for attracting and retaining certain executive talent. We do not provide tax reimbursements, or “gross-ups,” on perquisites. For additional details regarding the executive perquisites, see the “Summary Compensation Table” and the “Components of All Other Compensation.”

Risk Analysis of Incentive Compensation Plans

The CGC reviews the sensitivity of our performance and incentives to risk considerations for our executives throughout the year. It also periodically reviews our cash and equity incentive strategies for other key contributors. In 2018, the CGC with the assistance of our Chief Human Resources Officer completed a review of our incentive strategies for our incentive eligible non-executive employees. The CGC concluded that our incentive compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy will not motivate people to take excessive or imprudent risks, and do not create risks that are reasonably likely to have a material adverse effect on the registrant.

Risk Analysis of Retail Sales Incentive Plans

During 2016, Seacoast launched a proactive review program of our retail sales incentive plans. This program includes ongoing monitoring for anomalies, review of complaints, and interviews with associates. Independent assessment is completed by the Bank’s Operational Risk Officer and results are reported to the Bank’s Operational Risk & Compliance Committee. Key risk indicators are also regularly presented to the Board’s Enterprise Risk Management Committee. Based on data gathered throughout the year, we believe Seacoast is acting in customers’ best interests and that Seacoast’s customer-first culture is sound. Seacoast empowers associates to do the right thing and to deliver our promise to customers to “get you comfortable with the right products and the right team to serve you.” At the same time, quality control and risk management are constant priorities. We have ongoing review processes to promptly identify areas that may be potentially inconsistent with our customer-first posture.

Clawback Policy

We have adopted a Compensation Recoupment Policy to recover, to the extent practicable and appropriate, incentive compensation from any executive officer when:

•	the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results that were subsequently the subject of an accounting restatement, regardless of whether the executive engaged in misconduct or otherwise contributed to the requirement for the restatement; and
•	a lower payment or award would have been made to the executive officer based upon the restated financial results.

The policy is available on our website at www.SeacoastBanking.com. The policy anticipates the final rules implementing the clawback provision of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, but will be amended, if necessary, when final regulations are issued by the SEC.

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Hedging and Pledging Policy

The Company has adopted a hedging and pledging policy. The policy prohibits our employees, including our executive officers and directors, from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our stock, including exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forwards or short sales.

In addition, directors and executive officers are required to obtain advance approval of any pledging of Company shares as collateral for loans, including holding Company shares in margin accounts. The policy also limits pledging to reasonable purposes (as defined in the policy) and limits the value of the securities pledged in connection with a loan or other indebtedness to $250,000.

Stock Ownership Guidelines

The Board has established stock ownership guidelines for its officers and directors, as described below:

Individual/Group	Stock Ownership Target	Holding Requirement
		Before Ownership Target Met	After Ownership Target Met
Chief Executive Officer	5 times annual base salary	75% of net shares until target number of shares is met	50% of net shares held for one year after vesting / exercise
Other Senior Executive Officers	3 times annual base salary
Non-Employee Directors	3 times annual retainer

Our executive compensation program is designed to allow a participant to earn targeted ownership over a reasonable period, usually within five years, provided individual and Company targets are achieved and provided the participant fully participates in the program. “Net Shares” means shares of stock in excess of those sold or withheld to satisfy the minimum tax liability upon vesting or conversion. All of our named executive officers and non-employee directors have met or are on track to meet their stock ownership target.

Impact of Deduction Limit

Code Section 162(m) generally establishes, with certain exceptions, a $1 million deduction limit for all publicly held companies on compensation paid to an executive officer in any year. Prior to enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limitation did not generally apply to compensation paid to the chief financial officer or to compensation paid based on achievement of pre-established performance goals if certain requirements were met. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to all of our named executive officers in excess of $1 million in 2018 and future years will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The CGC reserves the right to pay executives’ compensation that is not deductible under Section 162(m).

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Strategies to ensure that Incentive Compensation is Sensitive to Risk Considerations

Seacoast implemented a number of changes to our incentive strategies, starting with the 2015 equity award cycle. These strategies have been updated in response to shareholder feedback and governance considerations. The CGC and our Chief Risk Officer share the view that our incentive strategies strike the right balance between risk and reward, motivating and retaining our executives in ways that align with shareholder interests but do not motivate inappropriate or excessive risk taking. The evolution of our incentive strategies reflect our commitment to listen to our shareholders and continuously refine our programs to align with our governance and risk management efforts given the growth of Seacoast and changes within the industry and what is deemed as best practice.

Strategy	Compensation Design
Compensation is tied to equity and Company performance	• RSUs granted in lieu of cash bonuses for performance • Performance period for PSU awards and vesting period for options is three years
Seacoast performance at levels that equal or exceed the industry

•     PSU metrics based on three-year compound annualized growth in adjusted EPS and average adjusted return on tangible common equity, which our shareholders views as key indicators of our performance

•     Options based on a premium feature whereby the exercise price of the option is set above the face value of the closing stock price on the date of grant, placing shareholders in front of management for value realized through stock price appreciation

Governance Considerations

•     PSU performance period allows for direct and relevant pay and performance comparisons with industry competitors and alternative investments that share our risk profile

•     PSU program and performance goals include two types of PSU awards; PSU will be earned for compound annualized growth in adjusted EPS, and PSU will be earned for average adjusted return on equity

Risk-Considerations

•     Implemented a mandatory deferral feature on new PSU awards so that settlement of 50% of any shares earned for performance will be delayed for an additional 12 months

•     Maintained the 12-month stock holding requirement on 50% of the net shares received upon the exercise of options

•     Maintained service and risk-based vesting requirements on all new performance-contingent and performance-based equity awards and options

•     Maintained “clawback” provisions for certain incentive-based compensation to ensure accountability

COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation and Governance Committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement.

This report shall not be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission, nor shall this report be incorporated by reference by any general statement incorporating by reference this 2019 Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Compensation and Governance Committee:

H. Gilbert Culbreth, Jr.
Julie H. Daum
Maryann Goebel, Chair
Alvaro J. Monserrat

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EXECUTIVE COMPENSATION TABLES

2018 Summary Compensation Table

The table below sets forth the elements that comprise total compensation for the named executive officers of the Company for the periods indicated.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)	($)(4)	($)
Dennis S. Hudson, III	2018	600,000	—	568,732	306,246	—	33,910	1,508,888
Chairman & CEO	2017	587,500	—	532,954	359,677	—	32,685	1,512,816
of Seacoast and Bank	2016	550,000	—	357,489	175,881	—	33,530	1,116,900
Charles M. Shaffer	2018	331,250	—	474,938	104,994	—	22,675	933,857
EVP, CFO	2017	315,000	—	453,955	131,588	—	20,107	920,650
of Seacoast and Bank	2016	287,499	—	146,244	71,952	—	19,901	525,596
Charles K. Cross, Jr.	2018	307,500	—	378,990	90,995	—	20,960	798,445
EVP, Commercial Banking	2017	300,000	—	378,974	114,042	—	22,064	815,080
of Bank	2016	293,750	—	168,992	83,144	—	23,165	569,051
David D. Houdeshell	2018	285,000	—	297,943	69,998	—	11,760	664,701
EVP & Chief Risk Officer	2017	276,250	—	253,709	76,757	—	11,070	617,786
of Seacoast and Bank	2016	265,000	—	90,995	44,769	—	11,141	411,905
Juliette P. Kleffel	2018	285,000	—	325,954	69,998	—	19,075	700,027
EVP, Community Banking	2017	259,250	—	255,335	83,340	—	16,195	614,120
of Bank

(1)	Amount of salary actually received in any year may differ from the annual base salary amount due to the timing of changes in base salary, which typically occur in April or following a mid-year promotion. A portion of executive’s base salary included in this number may have been deferred into the Company’s Executive Deferred Compensation Plan (“EDCP”), the amounts of which are disclosed in the Nonqualified Deferred Compensation Table for the applicable year. Executive officers who are also directors do not receive any additional compensation for services provided as a director.
(2)	Cash bonuses earned for FY18 performance were replaced with performance-based stock awards for our CEO and with restricted stock units for our other executive officers, each of which will be granted in 2019 and, pursuant to proxy rules, are not reported in 2018 compensation. Cash bonuses earned for FY17 performance, which were granted as RSUs in 2018, are reported in 2018 compensation as stock awards.
(3)	Represents the aggregate grant date fair value as of the respective grant date for each award calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018. Generally, the aggregate grant date fair value is the amount that the company expects to expense for accounting purposes and does not correspond to the actual value that the named executives will realize from the award. For additional information regarding such grants, see “Compensation Discussion and Analysis –Elements of the 2018 Compensation Program for Executive Officers – Equity Awards.” See also “2018 Grants of Plan-Based Awards”.

Each of our executive officers received PSUs. They also each received RSUs, with the exception of the CEO. With respect to the PSU awards, the grant date fair value included in the table assumes that target performance is achieved. The maximum value for each executive as of the grant date, assuming the highest level of performance will be achieved, is:

Name	Target Value	Maximum Value
Dennis S. Hudson, III	$568,732	$1,137,464
Charles M. Shaffer	194,960	389,920
Charles K. Cross, Jr.	169,000	338,000
David D. Houdeshell	129,956	259,912
Juliette Kleffel	129,956	259,912

(4)	Additional information regarding other compensation is provided in “2018 Components of All Other Compensation”.

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2018 Components Of All Other Compensation

	Company Paid		Company Paid
	Contributions	Company Paid	Contributions
	to Retirement	Contributions	to Supplemental		Other
Name	Savings Plan	to EDCP	LTD Insurance	Car Allowance	Perquisites	Total
Dennis S. Hudson, III	$10,950	$13,000	$960	$9,000	—	$33,910
Charles M. Shaffer	$9,115	$3,600	$960	$9,000	—	$22,675
Charles K. Cross, Jr.	$11,000	—	$960	$9,000	—	$20,960
David D. Houdeshell	$10,800	—	$960	—	—	$11,760
Juliette P. Kleffel	$9,115	—	$960	$9,000	—	$19,075

2018 Grants Of Plan-Based Awards

The following table sets forth certain information concerning plan-based awards granted during 2018 to the named executive officers.

					All Other Stock	All Other Option		Exercise or	Grant Date Fair
		Estimated Future Payouts Under			Awards: Number	Awards: Number		Base Price	Value of Stock
		Equity Incentive Plan Awards			of Shares of	of Securities		of Option	and Option
	Grant	Threshold	Target	Maximum	Stock or Units	Underlying Options		Awards	Awards (1)
Name	Date	(#)	(#)	(#)	(#)	(#)		($/Sh)	($)
Dennis S. Hudson, III	4/2/2018	5,477	21,908	43,816	21,908				568,732
	4/2/2018					55,279	(2)	31.15	306,246
Charles M. Shaffer	4/2/2018	1,877	7,510	15,020	7,510				194,959
	4/2/2018				10,785				279,979
	4/2/2018					18,952	(2)	31.15	104,994
Charles K. Cross, Jr.	4/2/2018	1,627	6,510	13,020	6,510				169,000
	4/2/2018				8,089				209,990
	4/2/2018					16,425	(2)	31.15	90,995
David D. Houdeshell	4/2/2018	1,251	5,006	10,012	5,006				129,956
	4/2/2018				6,471				167,987
	4/2/2018					12,635	(2)	31.15	69,998
Juliette P. Kleffel	4/2/2018	1,251	5,006	10,012	5,006				129,956
	4/2/2018				7,550				195,998
	4/2/2018					12,635	(2)	31.15	69,998

(1)	Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018.
(2)	Option with two-tiered vesting as described under “Design Highlights of Equity Awards Issued in FY18 – Performance Stock Options”. The performance criteria were met and option began vesting in 1/3rd share annual increments on December 31, 2018, subject to continuing service requirements.

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Employment and Change in Control Agreements

The Company and the Bank currently maintain employment and change in control agreements with certain of the Company’s executive officers, the terms of which are described in more detail below.

Employment Agreement with CEO Hudson

On June 27, 2017, the Company and the Bank entered into an amendment to an employment agreement between Dennis S. Hudson, III and Seacoast and the Bank dated December 18, 2014. The employment agreement dated December 18, 2014 replaced the previous employment agreement between Mr. Hudson and Seacoast and the Bank dated January 18, 1994, as amended December 31, 2008, and the change of control agreement between these parties dated December 24, 2003.

The amended agreement extended Mr. Hudson’s employment under the agreement terms for a term of three years. Under the agreement, Mr. Hudson receives a base salary, medical, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, as well as a car allowance and any other perquisites that are approved by the Board. Mr. Hudson may also receive other compensation including bonuses, and he will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreement contains certain non-competition, non-disclosure and non-solicitation covenants.

Under the agreement, if Mr. Hudson is terminated for “cause”, or resigns without “good reason,” as defined in the agreement, he will receive payment of his base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accumulated Obligations”). The employment agreement also contains provisions for termination upon Mr. Hudson’s death or permanent disability.

If Mr. Hudson resigns for “good reason” or is terminated “without cause” prior to a change in control, he will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times the sum of his base salary in effect on the date of separation, and the highest bonus earned by Mr. Hudson for the previous three full fiscal years (“Cash Bonus”), payable over 24 months, and b) continuing group medical, dental, vision and prescription drug plan benefits (“Continuing Benefits”) for two years. If Mr. Hudson resigns for “good reason” or is terminated “without cause”, within twelve months following a change in control (as defined in the agreement), he will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) three times the sum of his base salary in effect on the date of separation, and the Cash Bonus, payable in a lump sum; and b) Continuing Benefits for 36 months. In response to the unintended negative consequence created by granting equity awards in lieu of cash bonuses for 2016, 2017 and 2018 performance, the CGC determined that the Cash Bonus portion of Mr. Hudson’s severance for such years would be calculated using the same bonus cash equivalent values that is relied on in determining the value of such equity awards.

In addition, under the agreement, Mr. Hudson is subject to the Company’s policies applicable to executives generally, including its policies relating to claw-back of compensation. For a further discussion of the payments and benefits to which Mr. Hudson would be entitled upon termination of his employment see “2018 Other Potential Post-Employment Payments.”

Change in Control Agreements with Other Named Executive Officers

The Company entered into change in control employment agreements with Messrs. Cross, Houdeshell and Shaffer (each referred to here as the “Executive” or by name) on September 21, 2016. The Company also entered into a change in control employment agreement with Ms. Kleffel on April 6, 2017.

Each agreement has an initial term of one year and provides for automatic one-year extensions unless expressly not renewed. A change in control, as defined in the agreement, must occur during the term in order to trigger the agreement. The agreement provides that, once a change in control has occurred, the Company agrees to continue the employment of the Executive subject to the contract for a one-year period, in a comparable position as the Executive held in the 120-day period prior to the change in control, and with the same annual base pay and target bonus opportunity. If the Executive is terminated “without cause” or resigns for “good reason,” as defined in the agreement, during the one-year period following a change in control, the Executive will receive:

•	cash severance equal to a multiple (two times, for Messrs. Cross and Shaffer, and one times for Mr. Houdeshell and Ms. Kleffel) of the sum of (i) Executive’s Annual Base Salary at the rate in effect on the date of termination, and (ii) the Executive’s average annual performance bonus for the last three full fiscal years prior to the date of termination (“Executive’s Average Annual Performance Bonus”);
•	a prorated final year bonus, based on the Executive’s Average Annual Performance Bonus; and
•	health and other welfare benefits, as defined in the agreement, for a period of time following termination (18 months for Messrs. Cross and Shaffer, and 12 months for Mr. Houdeshell and Ms. Kleffel).

In response to the unintended negative consequence created by granting equity awards in lieu of cash bonuses for 2016, 2017 and 2018 performance, the CGC determined that the Cash Bonus portion of each Named Executive Officer’s severance for such years would be calculated using the same bonus cash equivalent values that is relied on in determining the value of such equity awards. The Executive is required to execute a release of claims as a condition to receipt of severance under the Change in Control Agreement and is subject to protective covenants prohibiting the disclosure and use of the Company’s confidential information and, during the one-year period following a termination by the company any reason other than for death or disability, or by the Executive for Good Reason, protective covenants regarding non-competition, non-solicitation of protected customers; non-solicitation of employees, and non-disparagement of the Company or its directors, officers, employees or affiliates.

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Outstanding Equity Awards at Fiscal Year End 2018

The following table sets forth certain information concerning outstanding equity awards as of December 31, 2018 granted to the named executive officers. This table includes the number of shares of common stock covered by both exercisable options, non-exercisable options, and unexercised unearned options awarded under an equity incentive plan that were outstanding as of December 31, 2018. Also reported are restricted stock units and restricted stock awards, and their market value, that had not vested as of December 31, 2018.

	Option Awards						Stock Awards
	Number of		Number of				Number of			Equity incentive plan		Equity incentive plan awards:
	Securities		Securities				Shares or		Market Value of	awards: number of		market or payout value of
	Underlying		Underlying		Option		Units of Stock		Shares or Units of	unearned shares,		unearned shares, units or
	Unexercised		Unexercised		Exercise	Option	That Have Not		Stock That Have	units or other rights		other rights that have not
	Options		Options		Price	Expiration	Vested (1)		Not Vested (2)	that have not vested		vested (2)
Name	(#) Exercisable		(#) Unexercisable		($)	Date	(#)		($)	(#)		($)
D. Hudson, III	19,400	(3)	—		11.00	06/28/2023
	50,000	(3)	—		10.54	04/29/2024
	15,708		2,267	(4)	12.63	01/29/2023
	27,070		24,886	(5)	14.82	02/29/2024
	26,007		52,014	(6)	28.69	04/03/2027
	—		55,279	(7)	31.15	04/02/2028
										35,950	(8)	935,419
										24,122	(9)	627,654
										11,145	(10)	289,993
										11,145	(10)	289,993
										10,954	(11)	285,023
										10,954	(11)	285,023
C. Shaffer	2,400	(3)	—		11.00	06/28/2023
	25,000	(3)	—		10.54	04/29/2024
	7,056		1,044	(4)	12.63	01/29/2023
	11,089		10,166	(5)	14.82	02/29/2024
	9,516		19,028	(6)	28.69	04/03/2027
	—		18,952	(7)	31.15	04/02/2028
										16,200	(8)	421,524
										9,868	(9)	256,765
							7,220	(12)	187,864	4,077	(10)	106,084
										4,077	(10)	106,084
							10,785	(13)	280,626	3,755	(11)	97,705
										3,755	(11)	97,705
C. Cross, Jr.	2,400	(3)	—		11.00	06/28/2023
	25,000	(3)	—		10.54	04/29/2024
	8,610		1,265	(4)	12.63	01/29/2023
	12,808		11,753	(5)	14.82	02/29/2024
	8,246		16,492	(6)	28.69	04/03/2027
	—		16,425	(7)	31.15	04/02/2028
										19,750	(8)	513,895
										11,403	(9)	296,706
							5,854	(12)	152,321	3,534	(10)	91,955
										3,534	(10)	91,955
							8,089	(13)	210,476	3,255	(11)	84,695
										3,255	(11)	84,695
D. Houdeshell	4,200	(3)	—		11.00	06/28/2023
	25,000	(3)	—		10.54	04/29/2024
	5,628		847	(4)	12.63	01/29/2023
	6,900		6,325	(5)	14.82	02/29/2024
	5,550		11,100	(6)	28.69	04/03/2027
	—		12,635	(7)	31.15	04/02/2028
										12,950	(8)	336,959
										6,140	(9)	159,763
							3,902	(12)	101,530	2,378	(10)	61,876
										2,378	(10)	61,876
							6,471	(13)	168,375	2,503	(11)	65,128
										2,503	(11)	65,128
J. Kleffel	2,746		2,507	(5)	15.99	3/31/2024
	6,026		12,052	(6)	28.69	04/03/2027
	—		12,635	(7)	31.15	04/02/2028
							635	(14)	16,523
										2,439	(15)	63,462
							667	(16)	17,355	2,038	(17)	53,029
							1,654	(12)	43,037	2,582	(10)	67,184
										2,582	(10)	67,184
							7,550	(13)	196,451	2,503	(11)	65,128
										2,503	(11)	65,128

35

(1)	During the vesting period, the named executive officer has full voting and dividend rights with respect to the restricted stock, but does not have dividend rights with respect to the units until the performance criteria has been met.
(2)	For the purposes of this table, the market value is determined using the closing price of the Company’s common stock on December 31, 2018 ($26.02).
(3)	Represents option to purchase fully vested common stock, as long as named executive officer remains employed by the Company.
(4)	Represents option to purchase common stock; the shares covered by this award began vesting in 1/48th share increments on August 1, 2015, and the remaining shares will, as long as named executive officer remains employed by the Company, vest in 1/48th increments each month thereafter.
(5)	Represents option to purchase common stock; the shares covered by this award began vesting in 1/48th share increments on December 1, 2016, and the remaining shares will, as long as named executive officer remains employed by the Company, vest in 1/48th increments each month thereafter.
(6)	Represents option to purchase common stock, of which one-third of the unexercisable shares covered by this award vested on April 3, 2018, and the remaining unexercisable shares will, as long as named executive officer remains employed by the Company, vest one-half on April 3, 2019 and April 3, 2020.
(7)	Represents option to purchase common stock, of which one-third of the unexercisable shares covered by this award will vest on April 2, 2019, and the remaining unexercisable shares will, as long as named executive officer remains employed by the Company, vest one-half on April 2, 2020 and April 3, 2021.
(8)	Represents performance-vesting restricted stock units granted on January 29, 2015, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2018. These units vested on February 22, 2019.
(9)	Represents performance-vesting restricted stock units granted on February 29, 2016, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2019.
(10)	Represents performance-vesting restricted stock units granted on April 3, 2017, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2020.
(11)	Represents performance-vesting restricted stock units granted on April 2, 2018, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2021. The awards are more fully described under “2018 Equity Awards–Performance Share Unit (“PSU”) Awards”.
(12)	Represents time-vested restricted stock units granted on April 3, 2017, of which one-third of the shares vested on April 3, 2018, and the remaining shares will, as long as names executive officer remains employed by the Company, vest one-third on April 3, 2019 and April 3, 2020.
(13)	Represents time-vested restricted stock units granted on April 2, 2018, of which one-third of the shares will vest on April 2, 2019, and the remaining shares will, as long as names executive officer remains employed by the Company, vest one-third on April 2, 2020 and April 2, 2021.
(14)	Represents time-vested restricted stock units granted on October 1, 2016, of which one-half of the shares vested on October 1, 2018 and the remaining shares will, as long as Ms. Juliette Kleffel remains employed by the Company, vest one-half on October 1, 2019.
(15)	Represents performance-vesting restricted stock units granted on April 1, 2016, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2019.
(16)	Represents time-vested restricted stock units granted on April 1, 2017, of which one-third of the shares vested on April 1, 2018, and the remaining shares will, as long as Ms. Juliette Kleffel remains employed by the Company, vest one-third on April 1, 2019 and April 1, 2020.
(17)	Represents performance-vesting restricted stock units granted on April 1, 2017, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2020.

2018 Option Exercises and Stock Vested

The following table reports the exercise of stock options, and the vesting of stock awards or similar instruments during 2018, for the named executive officers and the value of the gains realized on vesting. No stock options were exercised in 2018.

	Number of Shares
Name	Acquired on Vesting	Value Realized on Vesting
Dennis S. Hudson, III	21,393	$556,646
Charles M. Shaffer	11,779	$308,115
Charles K. Cross, Jr.	12,350	$322,884
David D. Houdeshell	10,869	$283,690
Juliette P. Kleffel	1,771	$48,256

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Executive Deferred Compensation Plan

The Bank’s Executive Deferred Compensation Plan is designed to permit a select group of management and highly compensated employees, including two of the current named executive officers (Messrs. Hudson and Shaffer), to elect to defer a portion of their compensation until their separation from service with the Company, and to receive matching and other Company contributions that are precluded under the Company’s Retirement Savings Plan as a result of limitations imposed under ERISA.

The Executive Deferred Compensation Plan was amended and restated in 2007 to reflect changes arising from requirements under Code Section 409A and the underlying final regulations. As a result, each participant account is separated into sub-accounts to reflect:

•	contributions and investment gains or losses that were earned and vested on or before December 31, 2004, and any subsequent investment gains or losses thereon (the “Grandfathered Benefits”); and
•	contributions and earnings that were earned and vested after December 31, 2004 (the “Non-Grandfathered Benefits”).

A participant’s elective deferrals to the Executive Deferred Compensation Plan are immediately vested. The Company contributions to the Executive Deferred Compensation Plan vest at the rate of 25 percent for each year of service the participant has accrued under the Retirement Savings Plan, with full vesting after four years of service. If a participant would become immediately vested in his Company contributions under the Retirement Savings Plan for any reason (such as death, disability, or retirement on or after age 55), then he would also become immediately vested in his account balance held in the Executive Deferred Compensation Plan.

Each participant directs how his account in the Executive Deferred Compensation Plan is invested among the available investment vehicle options. The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. The plan committee may appoint other persons or entities to assist it in its functions. No earnings or dividends paid under the Executive Deferred Compensation Plan are above-market or preferential.

All amounts paid under the plan are paid in cash from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his plan account that is greater than that of an unsecured creditor.

Upon a participant’s separation from service with the Company, he will receive the balance of his account in cash in one of the following three forms specified by the participant at the time of initial deferral election, or a subsequent permitted amendment:

•	a lump sum;
•	monthly installments over a period not to exceed five years; or
•	a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five (5) years.

A participant may change his existing distribution election relating to Non-Grandfathered Benefits only in very limited circumstances. Upon death of the participant, any balance in his account will be paid in a lump sum to his designated beneficiary or to his estate.

2018 Nonqualified Deferred Compensation

The following table discloses, for each of the named executive officers, contributions, earnings and balances during 2018 under the Executive Deferred Compensation Plan, described above.

	Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate Balance
	Contributions in	Contributions in	/ Losses in Last	Withdrawals/	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year	fiscal Year	Distributions	Year End
Name	($)	($)(1)	($)(2)	($)	($)
Dennis S. Hudson, III	16,443	13,000	(60,636)	—	977,517	(3)
Charles M. Shaffer	14,510	3,600	(2,412)	—	35,954	(4)
Charles K. Cross, Jr.	—	—	—	—	—
David D. Houdeshell	—	—	—	—	—
Juliette P. Kleffel	—	—	—	—	—

(1)	Total amount included in the All Other Compensation column of the Summary Compensation Table.
(2)	None of the earnings or dividends paid under the Executive Deferred Compensation Plan are above-market or preferential.
(3)	Includes $278,181 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Table for previous years.
(4)	Includes $7,350 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Table for previous years.

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2018 Other Potential Post-Employment Payments

The following table quantifies, for each of the named executive officers, the potential post-employment payments under the provisions and agreements described above under “Employment and Change in Control Agreements,” assuming that the triggering event occurred on December 31, 2018. The closing market price of the Company’s common stock on that date was $26.02 per share. None of the named executive officers would be eligible for any of these payments if they were terminated for cause.

							In-the-Money
					Total Value of		Value of
					Outstanding		Outstanding
				Value of	Stock		Stock Option
	Term			Other	Awards that		Awards that		Total Value
	(in		Cash	Annual	Immediately		Immediately		of
	years)		Severance	Benefits	Vest		Vest		Benefit
Name	(#)		($)	($)	($)		($)		($)
Dennis S. Hudson, III
Upon Termination without Cause or with Resignation for Good Reason(1)	2	(2)	1,496,667	3,840	—		—		1,500,507
Upon Death or Disability (1)	2	(2)	1,200,000	3,840	2,713,105	(3)	309,078	(3)	4,226,023
Upon Termination Following a Change-in-Control (1)	3		2,245,000	5,760	2,713,105	(3)	309,078	(3)	5,272,943
Upon Change-in-Control where Award is not assumed by surviving entity	—		—	—	2,713,105	(3)	309,078	(3)	3,022,183
Upon Change-in-Control where Award assumed by surviving entity	—		—	—	—	(3)	—	(3)	—
Charles M. Shaffer
Upon Death, Disability	—		—	—	1,554,357	(3)	127,838	(3)	1,682,195
Upon Termination Following a Change-in-Control (4)	2		1,300,000	3,480	1,554,357		127,838		2,985,675
Upon Change-in-Control where Award is not assumed by surviving entity	—		—	—	1,554,357	(3)	127,838	(3)	1,682,195
Upon Change-in-Control where Award assumed by surviving entity	—		—	—	—	(3)	—	(3)	—
Charles K. Cross, Jr.
Upon Death or Disability	—		—	—	1,526,697	(3)	148,572	(3)	1,675,269
Upon Termination Following a Change-in-Control (4)	2		1,110,000	3,180	1,526,697		148,572		2,788,449
Upon Change-in-Control where Award is not assumed by surviving entity	—		—	—	1,526,697	(3)	148,572	(3)	1,675,269
Upon Change-in-Control where Award assumed by surviving entity	—		—	—	—	(3)	—	(3)	—
David D. Houdeshell
Upon Death or Disability	—		—	—	1,020,635	(3)	82,181	(3)	1,102,816
Upon Termination Following a Change-in-Control(4)	1		513,333	2,120	1,020,635		82,181		1,618,269
Upon Change-in-Control where Award is not assumed by surviving entity	—		—	—	1,020,635	(3)	82,181	(3)	1,102,816
Upon Change-in-Control where Award assumed by surviving entity	—		—	—	—	(3)	—	(3)	—
Juliette P. Kleffel
Upon Death, Disability	—		—	—	654,481	(3)	25,145	(3)	679,626
Upon Termination Following a Change-in-Control(4)	1		450,000	2,103	654,481		25,145		1,131,729
Upon Change-in-Control where Award is not assumed by surviving entity	—		—	—	654,481	(3)	25,145	(3)	679,626
Upon Change-in-Control where Award assumed by surviving entity	—		—	—	—	(3)	—	(3)	—

38

(1)	As provided for in Mr. Hudson’s employment agreement, the Bank would continue to pay to Mr. Hudson or his estate or beneficiaries his annual base salary, including any other cash compensation to which he would be entitled at termination date, for the period indicated under Term. In addition, the Bank would continue to pay the insurance premium for Mr. Hudson, his spouse and eligible dependents for continued participation in any group medical, dental, vision and/or prescription drug plan benefits (including any excess COBRA cost of coverage) for the term indicated or until his earlier death. In the case of termination without cause or resignation for good reason, Mr. Hudson’s severance for the Term also would include an amount equal to his highest annual bonus for the previous three full fiscal years. In the case of termination without cause or resignation for good reason within twelve months following a change in control, severance payments would be made in a lump sum.
(2)	The initial term of agreement is three years, but benefits under the agreement are paid for the Term as indicated in the table.
(3)	As provided for in the award document. Starting with awards granted in January 2015, there is no vesting of equity in a change in control if the award is assumed by the surviving entity or otherwise equitably converted or substituted.
(4)	As provided for change in control agreement, the Company shall pay the executive officer in a lump sum in cash within thirty (30) days after the date of termination the aggregate of the: (i) base salary through the termination date to the extent not paid (assumed already paid in table above), (ii) annual bonus (prorated in the event that the executive was not employed by the Company for the whole of such fiscal year), and (iii) annual base salary and annual bonus, multiplied by the Term as indicated in the table. Annual base salary is equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the executive officer by the Company in the 12-month period immediately preceding the month in which the triggering event occurs. Annual bonus is equal to the executive officer’s average annual bonus for the last three full fiscal years prior to the triggering event. All unvested stock options and restricted stock of the Company held by the executive officer shall immediately and fully vest on termination. In addition, the Company will pay or provide to the executive officer or eligible dependents “Welfare Benefits”, for a period of 18 months for Messrs. Cross and Shaffer and 12 months for Mr. Houdeshell and Ms. Kleffel. “Welfare Benefits” include similar medical, prescription, dental, and vision insurance plans benefits paid by the Company prior to the change in control. If the executive officer’s employment is terminated by reason of death, disability, retirement or for cause within the term indicated following a change in control, no further payment is owed to the executive except for accrued obligations, such as earned but unpaid salary and bonus.

CEO Pay Ratio

We are providing the following information to comply with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. For 2018, our last completed fiscal quarter, the median annual total compensation of our employees (other than Mr. Hudson, our CEO) was $62,725 and the annual total compensation for Mr. Hudson, as reported in the Summary Compensation Table on page 32, was $1,507,928. Based on this information, for 2018, the estimate of the ratio of compensation for our Chief Executive Office to the median employee was 24.04. This ratio is specific to our Company and may not be comparable to any ratio disclosed by another company.

Seacoast identified the median associate in 2017 and utilized the same associate for 2018 as there has been no change in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure. Using our HRIS we were able to determine any compensation earned by associates including regular pay, incentive, bonus, business continuity, and any other prerequisites. No assumptions, adjustments, or estimates, including any cost of living adjustments were made in identifying the median employee. Next we calculated the median employee’s annual total compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for the Summary Compensation Table on page 32, consistent with the calculations we provide all of our Named Executive Officers. No adjustments were made to the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, to calculate the reported ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees.

39

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our non-employee directors are appointed to act on behalf of shareholders by overseeing critical aspects of our business strategy, operations, risk management and governance efforts. Our belief is that superior talent in the board room should generate exceptional levels of customer service, financial performance and, ultimately, superior shareholder returns compared to alternative investments. To this end, the Board is committed to identifying the best available talent to make meaningful contributions to our business and fully execute its duties and responsibilities on behalf of shareholders. The profile of our Board continues to evolve in response to the needs of a dynamic and growing organization. Our Board of Directors plays a meaningful role in helping Seacoast develop, test and implement our business, risk management, talent and reward strategies. The Board’s activities are focused on representing our shareholders in ways that position Seacoast to create significant value for customers, employees and our shareholders within a risk appropriate framework.

As of the date of this proxy statement, Seacoast’s Board of Directors consists of eleven members divided into three classes, serving staggered three year terms as provided in our Articles of Incorporation. Over the past year the size of the board was reduced from fourteen members to eleven resulting from the resignation of Mr. Roger O. Goldman (Class II Director) on August 13, 2018 and the death of Stephen E. Bohner (Class III Director) on January 9, 2019. We also were informed on March 18, 2019, that due to his extended illness, Director Timothy S. Huval decided to resign from the board effective April 1, 2019. In addition, Mr. Dennis S. Hudson, Jr. informed us in December 2018 that he would not stand for re-election when his current term ends at this annual meeting. In recognition of his 36 years of service, the Board elected Mr. Hudson, Jr. as Director Emeritus effective after his term ends. As a Director Emeritus, Mr. Hudson, Jr. will continue to be associated with the board in an honorary position with no voting rights and will not be required to attend meetings of the Company Board. He will continue to serve as a director of the Bank. Our Compensation and Governance Committee, acting in their capacity as our Nominating Committee recommended to the Board of Directors that Robert J. Lipstein be nominated as a Class II Director. The Board recommends that Mr. Lipstein be elected at this annual meeting. At this time, Seacoast’s Compensation and Governance Committee and Board of Directors believe that upon the election of Mr. Lipstein, a total of eleven directors is adequate to provide a diversity of background, experience and expertise, and that there are sufficient independent directors to staff the independent committees of the Board and provide independent oversight.

The Annual Meeting is being held to, among other things, elect four Class II directors of Seacoast, each of whom has been nominated by the CGC of the Board of Directors. Each of the nominees is presently a director of Seacoast, except Mr. Lipstein. All of the nominees will also serve as members of the Board of Directors of Seacoast National Bank (the “Bank”). The members of the Boards of Directors of the Bank and the Company are the same except for Dale M. Hudson and T. Michael Crook, who are currently directors of the Bank only. If elected, each Class II director nominee will serve a three year term expiring at the 2022 Annual Meeting and until their successors have been elected and qualified.

Currently, the Board of Directors is classified as follows:

Class	Term	Names of Directors
Class I	Term Expires at the 2021 Annual Meeting	Jacqueline L. Bradley H. Gilbert Culbreth, Jr. Christopher E. Fogal Herbert A. Lurie
Class II	Term Expires at the 2019 Annual Meeting	Dennis J. Arczynski Maryann Goebel Dennis S. Hudson, Jr.* Thomas E. Rossin
Class III	Term Expires at the 2020 Annual Meeting	Alvaro J. Monserrat Julie H. Daum Dennis S. Hudson, III

* Retiring effective as of the Annual Meeting

Manner for Voting Proxies

All shares represented by valid proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If a valid proxy is submitted but no vote is specified, the proxy will be voted FOR the election of each of the four nominees for election as directors. Please note that banks and brokers that do not receive voting instructions from their clients are not able to vote their client’s shares in the election of directors. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by the CGC. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (four persons). Cumulative voting is not permitted.

40

The affirmative vote of the holders of shares of common stock representing a plurality of the votes cast at the Annual Meeting at which a quorum is present is required for the election of the directors listed below, which means that the director nominees who receive the highest votes “for” their election are elected. However, to provide shareholders with a meaningful role in uncontested director elections, which is the case for the election of the director nominees listed below, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” for his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote, with such resignation to be effective upon acceptance by the Board of Directors. The CGC would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept or reject the resignation. The Company will disclose its decision-making process regarding any resignation in a Form 8-K filed with the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply.

Further details of this policy and the corresponding procedures are set forth in our Corporate Governance Guidelines, available on our website at www.SeacoastBanking.com.

The four nominees have been nominated by Seacoast’s Compensation and Governance Committee, and the

Board of Directors unanimously recommends a vote “FOR” the election of all four nominees listed below.

Nominees for Re-election at the Annual Meeting

Dennis J. Arczynski	Age: 67

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Company since 2013	• Audit
• Bank since 2007	• Risk Management (Chair)
• Strategy & Innovation

Mr. Arczynski has been a risk management, corporate governance, regulatory affairs and banking consultant since 2007. He previously served for 33 years in various managerial and examiner positions in the U.S. Office of the Comptroller of the Currency’s (the “OCC”) headquarters in Washington, D.C. and in several other OCC districts until 2007. As a National Bank Examiner with the OCC, Mr. Arczynski was responsible for the supervision and examination of the largest and most complex mid-size banks, community banks and trust companies; provided guidance to banks in all facets of commercial banking and fiduciary operations including international activities; performed risk assessment and conducted BSA/AML reviews and examinations of internationally active banks; and developed formal enforcement actions and corrective action plans for struggling and deficient institutions. Mr. Arczynski’s other positions of responsibility with the OCC were Assistant Director for Trust Operations, Special Assistant to the Senior Deputy Comptroller (FFIEC Liaison), Associate Director for Financial Management (Financial Systems and Review) and Field Office Manager (Miami Field Office). His duties included the formation of national policies and programs, development of OCC supervisory initiatives, establishment of interagency relations, drafting regulations and writing OCC examiner handbooks. Mr. Arczynski received his Bachelor’s degree from the University of Maryland in Finance and his Master’s degree from the Johns Hopkins University.

Maryann Goebel	Age: 68

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Company since 2014	• Audit
• Bank since 2014	• Compensation & Governance (Chair)
• Risk Management

Ms. Goebel has been an independent IT management consultant since 2012. She was executive vice president and chief information officer of Fiserv, Inc. (NASDAQ: FISV) from 2009 to 2012. In this role, she was responsible for all internal Fiserv IT systems (infrastructure and applications), as well as IT infrastructure, operations, engineering and middleware services. In her 40+ year career, Ms. Goebel has shaped the strategic direction of information technology for major corporations around the world, serving in the critical role of chief information officer for: DHL Express from 2006 to 2009; General Motors North America from 2003 to 2006; Frito-Lay from 2001 to 2002; General Motors Europe from 1999 to 2001; General Motors Truck Group from 1997 to 1999; and Bell Atlantic NYNEX Mobile (now Verizon Mobile) from 1995 to 1997. She has also held senior IT leadership positions at Texas Instruments, Inc., Aérospatiale Helicopter Corporation, and the Southland Corporation, among others. Ms. Goebel received the “100 Leading Women in the North American Auto Industry” award in 2005. She also received an award for outstanding professional achievement from her alma mater, Worcester Polytechnic Institute, where she earned a Bachelor of Science degree in mathematics and currently serves on their Arts and Sciences Advisory Board. In 2017, Ms. Goebel was awarded the CERT Certificate in Cybersecurity Oversight by the NACD.

41

Thomas E. Rossin	Age: 85

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Company since 2003	• Risk Management
• Bank since 2003	• Strategy & Innovation (Chair)

Mr. Rossin is a retired attorney in West Palm Beach, Florida, previously serving as management chairman with the firm of St. John, Rossin & Burr, PLLC from 1993 to 2016. He served as a Florida State Senator from 1994 to 2002, the last two years as minority leader, and was a candidate for Florida Lt. Governor in 2002. Mr. Rossin founded Flagler National Bank in 1974, serving as president, chief executive officer and director and growing it to the largest independent bank in Palm Beach County with over $1 billion in assets. Forming The Flagler Bank Corporation, the holding company for Flagler National Bank, in 1983 and serving as president, chief executive officer and director, he took it public in 1984 and facilitated the acquisition of three financial institutions, until both Flagler National Bank and the holding company were sold in 1993 to SunTrust Bank. Prior thereto, Mr. Rossin was vice chairman and director of First Bancshares of Florida, Inc. after consolidating four banks under one charter, including First National Bank in Riviera Beach at which he served as president and chief executive officer. He has served as past president of the Community Bankers Association of Florida and Palm Beach County Bankers Association, and is currently a member of the Florida Bar Association. In March 2014, Mr. Rossin received the Exemplary Elected Official Award from the Forum Club of the Palm Beaches.

Candidate Selected as Nominee for Director at the Annual Meeting

On March 19, 2019, Mr. Robert Lipstein was nominated by the Board for election as a director by the Company’s shareholders at the 2019 Annual Meeting of Shareholders.

Robert J. Lipstein	Age: 63

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Nominee	• To be determined

Mr. Lipstein is as an Independent Director of Ocwen Financial Corporation where he serves as a member of the Audit Committee and Compensation Committee since March 2017. In January 2017, he became a Director at CrossCountry Consulting, a privately-held consulting firm that focuses on corporate advisory services. Mr. Lipstein is a former senior partner and national SOX leader of KPMG LLP and served as the Global IT Partner in Charge of Business Services from 2014 to 2016 and as an Advisory Business Unit Partner in Charge for its Mid-Atlantic Region from 2009 to 2014. Mr. Lipstein’s career began at KPMG LLP in 1977. Mr. Lipstein is a certified public accountant and has over 40 years of diversified experience in various business roles, including leadership in audit, corporate governance, information technology, and enterprise risk management. He earned a Bachelor of Science in Accounting from the University of Delaware.

Director Terms Extended Beyond the Annual Meeting

Jacqueline L. Bradley	Age: 61

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Company since 2015	• Bank Trust (Chair)
• Bank since 2014	• Strategy & Innovation

Ms. Bradley served as a director of BankFIRST from 2005 until BANKshares was acquired by Seacoast in 2014. During her tenure at BankFIRST, she served on BankFIRST’s Special Assets Committee and Audit Committee. Ms. Bradley currently chairs Seacoast’s Trust and Wealth Management Committee. Ms. Bradley serves on the board of directors of the Boys & Girls Club of Central Florida, serving as chairperson in 2002 and 2003. Additionally, Ms. Bradley is a board member of The Studio Museum in Harlem. She also served on the finance committee for the Central Florida Expressway Authority and Orange County Tourist Development Council, and the board of directors of the Greater Orlando Aviation Authority, Florida Arts Council, and Cornell Museum of Fine Arts.

Ms. Bradley has had a 20 year career in financial services, including seven years with SunTrust Bank in Central Florida, culminating in her last position as senior vice president leading its Private Client Group (1999-2002). Her previous experience also includes 8 years as vice president with Moody’s Investors Services and 3 years providing consulting services for McKinsey Management Consultants and Touché Ross. Ms. Bradley received her Bachelor of Arts degree in Economics and Political Science from Yale College, and her Master’s degree in Business Administration from Columbia University Graduate School of Business with a concentration in Finance and Marketing.

42

H. Gilbert Culbreth, Jr.	Age: 73

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Company since 2008	• Bank Credit Risk
• Bank since 2006	• Compensation & Governance

Mr. Culbreth has been chief executive officer and owner of Gilbert Chevrolet Company, Inc., a car dealership located in Okeechobee, Florida, for over 40 years. He also owns and manages Gilbert Ford car dealership in Okeechobee, Florida. Mr. Culbreth was previously a member of Big Lake Financial Corporation’s (“Big Lake”) board of directors for 10 years prior to the acquisition of Big Lake by Seacoast in 2006, and has served on the Bank’s board of directors since the acquisition. In addition, Mr. Culbreth is president of several other family businesses, including: Culbreth Realty, Inc. (a real estate brokerage company), Parrott Investments, Inc. (a holding company for two other businesses), Gilbert Cattle Co., LLC (a cattle operation), Grace Marine (a watercraft sales company), Gilbert Aviation Inc. (an aircraft sales and service company), Gilbert Oil Company, LLC and Gilbert Trucking, Inc. Mr. Culbreth is a former director of the Florida Council on Economic Education, the Okeechobee County Board of Realtors, the Okeechobee Economic Council, and the United Way of Okeechobee and is a member of the Masonic Lodge.

Julie H. Daum	Age: 64

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Company since 2013	• Bank Credit Risk
• Bank since 2013	• Compensation & Governance

Ms. Daum has been a senior director of Spencer Stuart, a privately-held global executive search firm since 1993. As head of the North American Board Practice at Spencer Stuart, she has helped place over 1,000 directors on corporate boards working with companies from the Fortune 10 to pre-IPO. Prior to her work at Spencer Stuart, Ms. Daum was the executive director of the corporate board resource at Catalyst, where she managed all board of directors’ activities and worked with companies to identify qualified women for their boards. A widely renowned expert on corporate governance topics, Ms. Daum was recognized by the National Association of Corporate Directors (“NACD”) as one of the top 100 most influential leaders in corporate governance in 2013. Ms. Daum also advises corporate boards on governance issues, board refreshment, and succession planning. Each year, Ms. Daum develops the Spencer Stuart Board Index, a publication detailing trends at national boardrooms. She is a graduate of the Wharton Business School.

Christopher E. Fogal	Age: 67

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Company since 1997	• Bank Trust
• Bank since 1997	• Audit (Chair)

Mr. Fogal is a certified public accountant and a partner with the public accounting firm of Carr, Riggs & Ingram, LLC (“Carr Riggs”), a top 25 firm that is the second largest super-regional in the southeastern U.S. He was previously a principal with the public accounting firm of Proctor, Crook, Crowder & Fogal, P.A. (“Proctor Crook”), a BDO affiliate firm, located in Stuart, Florida, from 2009 to January 31, 2017 when the firm merged with Carr Riggs. Mr. Fogal was the managing partner of Fogal & Associates from 1979 until the firm merged with Proctor Crook in 2009. He also served on the board of directors of Port St. Lucie National Bank until it was acquired by Seacoast in 1996. Currently, Mr. Fogal is treasurer of the St. Lucie County Economic Development Council. He has also served as past chairman of the Treasure Coast Private Industry Council and past president of the St. Lucie County Chamber of Commerce, and is active in a number of professional organizations including the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

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Dennis S. Hudson, III	Age: 63

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Company since 1984	• Bank Credit Risk
• Bank since 1984	• Strategy & Innovation

Mr. Hudson was named Chairman of Seacoast in July 2005, and has served as Chief Executive Officer of the Company since June 1998. Mr. Hudson has also served as Chairman and Chief Executive Officer of the Bank since 1992. He was President of Seacoast from June 1998 to July 2005, after serving in various positions with the Company and the Bank since 1978.

Mr. Hudson also serves on the board of directors, the audit committee and the compensation committee of Chesapeake Utilities Corporation (ticker: CPK), a public gas and electric utilities company headquartered in Dover, Delaware. In November 2015, Mr. Hudson was appointed as an independent director to PENN Capital Funds, a mutual fund group managed by PENN Capital Management. Mr. Hudson also serves on the Board of the Community Foundation for Palm Beach and Martin counties. From 2005 through 2010, he also served as a member of the board of directors of the Miami Branch of the Federal Reserve Bank of Atlanta.

Mr. Hudson is actively involved in the community, having served on the boards of the Martin County YMCA Foundation, Council on Aging, The Pine School, the Job Training Center, American Heart Association, Martin County United Way, the Historical Society of Martin County, and Martin Health System, as well as Chairman of the Board of the Economic Council of Martin County. He has been recognized for his achievements with several awards including the Florida Senate Medallion of Excellence Award presented by Florida Senator Ken Pruitt in 2001. Mr. Hudson is a graduate of Florida State University with a Bachelor’s degree in Finance, and a Master’s degree in Business Administration.

Herbert A. Lurie	Age: 58

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Company since 2016	• Bank Credit Risk
• Bank since 2016	• Strategy & Innovation

Mr. Lurie was Senior Managing Director and Chairman of the Financial Institutions Group of Guggenheim Securities from 2011 to 2016, and is now a Senior Advisor at the firm. Previously, he led the Global Financial Institutions Group at Merrill Lynch, which he helped found, and was a member of Merrill Lynch’s Global Investment Banking Management Committee. Mr. Lurie has advised on numerous financial institution transactions world-wide, including Bank One Corp.’s merger with First Chicago Corp., and NationsBank Corp.’s merger with BankAmerica Corp. to form Bank of America. He began his Wall Street career as an M&A and securities attorney at Simpson Thacher & Bartlett LLP. Mr. Lurie has also served on a number of philanthropic and corporate boards, including as Vice Chairman of the Board of the United States Equestrian Team, a Trustee of Princeton’s Eden Autism Institute, and The Seeing Eye. Mr. Lurie holds a JD from the University of California at Berkeley, an MA in Clinical Psychology from Columbia University, and a dual BS/BA in Finance and Economics from the University at Albany.

Alvaro J. Monserrat	Age: 50

TENURE:	BOARD COMMITTEES:	QUALIFICATIONS & EXPERIENCE:
• Company since 2017	• Audit
• Bank since 2017	• Compensation & Governance
• Strategy & Innovation

Mr. Monserrat has been the Executive Vice President and General Manager at Nuance Imaging, a subsidiary of Nuance Communications, Inc. (ticker: NUAN), a multinational computer software technology corporation since January 2018. Prior to Nuance, he was the former CEO of RES Software (acquired by Invanti in 2017), a leading digital workspace technology company from 2015 to 2017, and also served as Citrix Systems’ Senior Vice President of worldwide sales & service from 2008 to 2015. Mr. Monserrat’s career spans more than 25 years in large companies and entrepreneurial ventures within enterprise software, mobility, cloud, networking and business strategy. At Citrix, Monserrat was part of the executive leadership team that grew the company from hundreds of millions to more than $3 billion in revenue by 2014, and was instrumental in crafting the strategy that helped Citrix grow from a single-product company to a multi-product industry leader. Prior to joining Citrix, Mr. Monserrat was a principal in Innovex Group (acquired by Citrix) and received numerous awards including Microsoft’s Best E-Commerce Solution and Best Small Business Solution Awards. In addition, Mr. Monserrat has served on the board of advisors for Virsto and Whiptail, the national partner board of the Leukemia and Lymphoma Society and the board of the Children’s Harbor Society. Mr. Monserrat holds a Masters of Business Administration degree from the University of Texas at Austin and a Bachelor of Science degree in Computer Science from the University of Miami.

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Director Compensation

Decisions regarding our non-employee director compensation program are approved by our full board of directors based on recommendations from the CGC. In making its recommendations, the CGC considers the director compensation practices of peer companies and whether such recommendations align with the interests of our shareholders with respect to total compensation and each element thereof. Our compensation program for non-employee directors is designed to:

•	appropriately compensate directors for the work required at a company of Seacoast’s size, growth, and dynamic and evolving business model;
•	align directors’ interests with the long-term interests of Seacoast’s shareholders; and
•	make meaningful adjustments every few years, rather than small annual adjustments.

Non-Employee Director Compensation Structure

Annual Retainer paid to all Non-employee Directors of the Company or the Bank:
Cash (1)	$37,500
Stock Award (2)	$62,500
Annual Committee Chair Retainer for all Committees	$25,000

(1)	A number of directors have elected to receive all or a portion of their cash retainer in stock or stock options as described below.
(2)	Granted under the 2013 Incentive Plan following election or re-election at each annual meeting of shareholders.

All cash retainers are paid in quarterly installments. To further align directors’ interests with long-term shareholder interests, directors may elect to receive: 1) all or a portion of their annual cash retainer in Company common stock, and 2) up to a maximum of 30% of their annual cash retainer in the form of non-qualified options to purchase shares of Company common stock. Retainers are pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period.

Non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending Board, committee and shareholders meetings and other designated Company events. Executive officers who are also directors do not receive any compensation for services provided as a director.

In 2018, the annual stock award payment increased by $25,000 and Annual Committee Chair retainers for all committees are equal to $25,000.

Lead Independent Director Compensation

Prior to his resignation on August 13, 2018, Mr. Goldman served as our Lead Independent Director and his compensation was established pursuant to our letter agreement dated March 1, 2014. His compensation for 2018 is disclosed in the tables following and reflects the additional time commitment related to his expanded role compared to other non-employee directors. The letter agreement was terminated upon his resignation. The Board appointed Christopher E. Fogal as Lead Independent Director in December 2018. Starting in 2019, Mr. Fogal will receive an additional annual cash retainer of $25,000 for his service as Lead Independent Director.

Director Stock Ownership Policy

To align the interests of our directors and shareholders, our Board of Directors believes that directors should hold a significant financial stake in Seacoast. Consequently, our Corporate Governance Guidelines require that directors own Seacoast stock equal in value to a minimum of three times their base annual retainer within four years of joining the Board. Each director must retain 75% of their shares until reaching the minimum share ownership requirement, and after the ownership target is met, must retain at least 50% of the shares for one year. All of our directors own more than the minimum stock requirement, except for two of our newest directors who have been on the Board for three years or less, and are on track to be compliant with our policy within the prescribed time frame.

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The table below sets forth the total compensation paid to Board members who are not employees of the Company or the Bank for fiscal year 2018.

2018 Director Compensation Table

	Fees Earned				All Other
	or Paid in Cash		Stock Awards	Option Awards	Compensation	Total
Director	($)(1)		($)(2)	($)(3)	($)	($)
Dennis J. Arczynski	62,500	(4)	62,518	—	—	125,018
Stephen E. Bohner	62,500	(4)	62,518	—	—	125,018
Jacqueline L. Bradley	62,500	(3)(4)	62,518	—	—	125,018
H. Gilbert Culbreth, Jr.	62,500	(4)(5)	62,518	—	—	125,018
Julie H. Daum	37,500	(3)(5)	62,518	—	—	100,018
Christopher E. Fogal	62,500	(3)(4)	62,518	—	—	125,018
Maryann Goebel	37,500		62,518	—	—	100,018
Roger O. Goldman	206,250		62,518	—	—	268,768
Dennis S. Hudson, Jr.	37,500		62,518	—	—	100,018
Timothy S. Huval	37,500		62,518	—	—	100,018
Herbert A. Lurie	37,500	(3)(5)	62,518	—	—	100,018
Alvaro J. Monserrat	37,500	(3)(5)	62,518	—	—	100,018
Thomas E. Rossin	62,500	(4)	62,518	—	—	125,018

(1)	Certain directors elected to take a portion of their cash compensation in the form of non-qualified options to purchase shares of Company common stock. A breakdown of the option awards made to each director in 2018 is provided below in the table entitled “Stock Awards Granted to Directors in 2018”.
(2)	A breakdown of the stock awards made to each director in 2018 is provided below in the table entitled “Stock Awards Granted to Directors in 2018”. No stock awards held by directors were outstanding as of December 31, 2018.
(3)	Certain directors elected to take a portion of their 2018 cash compensation in the form of stock option awards. As of December 31, 2018, all of the stock option awards described below in the table entitled “Stock Awards Granted to Directors in 2018” were outstanding.
(4)	Includes $25,000 for service as Chair of a Board Committee.
(5)	The table below shows the cash amounts that the directors deferred into the Directors’ Deferred Compensation Plan (“DDCP”) described below in 2018 and the total number of shares held in the DDCP Seacoast Stock Account and Equity Deferral Account for each director as of the Record Date:

Director	Cash Deferred into DDCP Stock Account in 2018 ($)	Shares held in DDCP Stock Account as of Record Date (#)	Shares held in DDCP Equity Deferral Account (#)	Total Shares held in DDCP (#)
Dennis J. Arczynski	—	16,178	11,944	28,121
Stephen E. Bohner	—	7,404	11,944	19,348
Jacqueline L. Bradley	—	—	9,179	9,179
H. Gilbert Culbreth, Jr.	26,250	4,071	11,944	16,015
Julie H. Daum	26,250	6,537	11,944	18,481
Christopher E. Fogal	—	627	11,944	12,570
Maryann Goebel	—	—	11,648	11,648
Roger O. Goldman	26,250	32,975	11,944	44,919
Dennis S. Hudson, Jr.	—	—	11,944	11,944
Timothy S. Huval	—	—	4,821	4,821
Herbert A. Lurie	26,250	3,572	5,408	8,980
Alvaro J. Monserrat	26,250	917	3,646	4,563
Thomas E. Rossin	—	—	11,944	11,944

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Stock Awards & Options Granted To Directors In 2018

The following table sets forth certain information concerning stock awards and options granted to directors during 2018. As of December 31, 2018, all stock awards granted to directors were fully vested, and all of the option awards listed below were outstanding.

Name	Grant Date	Stock Awards(1) (#)	Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Dennis J. Arczynski	7/24/2018	2,133	—	—	62,518
Stephen E. Bohner	7/24/2018	2,133	—	—	62,518
Jacqueline L. Bradley	7/24/2018	2,133	—	—	62,518
	5/4/2018	—	1,431	27.53	11,248
H. Gilbert Culbreth, Jr.	7/24/2018	2,133	—	—	62,518
Julie H. Daum	7/24/2018	2,133	—	—	62,518
	5/4/2018	—	1,431	27.53	11,248
Christopher E. Fogal	7/24/2018	2,133	—	—	62,518
	5/4/2018	—	1,431	27.53	11,248
Maryann Goebel	7/24/2018	2,133	—	—	62,518
Roger O. Goldman	7/24/2018	2,133	—	—	62,518
	5/4/2018	—	1,431	27.53	11,248
Dennis S. Hudson, Jr.	7/24/2018	2,133	—	—	62,518
Timothy S. Huval	7/24/2018	2,133	—	—	62,518
Herbert A. Lurie	7/24/2018	2,133	—	—	62,518
	5/4/2018	—	1,431	27.53	11,248
Alvaro J. Monserrat	7/24/2018	2,133	—	—	62,518
	5/4/2018	—	1,431	27.53	11,248
Thomas E. Rossin	7/24/2018	2,133	—	—	62,518

(1)	All of the shares were deferred into the Company’s Directors’ Deferred Compensation Plan described below.
(2)	Purchased with cash compensation and valued using Black Scholes model at $7.86 per share for all option awards.
(3)	Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018.

Directors’ Deferred Compensation Plan

The Company has a Directors’ Deferred Compensation Plan (“DDCP”) to allow each non-employee director of the Company and the Bank to defer receipt of his director compensation, both cash and equity, until his separation from service with the Company. Each participant account is separated into sub-accounts for cash deferrals (“Cash Deferral Account”) and equity deferrals (“Equity Deferral Account”). Each participant directs how his Cash Deferral Account in the DDCP is invested among the available investment vehicle options, including a Company stock fund (“Stock Account”). The plan’s investment options are reviewed and selected annually by a Committee appointed by the Board of Directors of the Company to administer the plan. No earnings or dividends paid under the DDCP are above-market or preferential.

All amounts paid under the plan are paid in cash from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his plan account that is greater than that of an unsecured creditor.

Upon a participant’s separation from service, the participant will receive the balance of his Stock Account and/or Equity Deferral Account in shares of Company common stock and the balance of his other plan accounts in cash in one of the following three forms specified by the participant at the time of initial deferral election: i) a lump sum; ii) monthly installments over a period not to exceed five years; or iii) a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five years. Upon death of a participant, any balance in his account shall be paid in a lump sum to his designated beneficiary or to his estate.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee, acting pursuant to authority delegated to it by the Board of Directors, appointed Crowe LLP, an independent registered certified public accounting firm and the Company’s independent auditor for the fiscal year ending December 31, 2018, to serve as the Company’s independent auditor for the fiscal year ending December 31, 2019. Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s appointment of Crowe LLP for ratification by the Company’s shareholders in order to ascertain the views of the shareholders regarding such appointment and as a matter of good corporate practice. If the shareholders should not ratify the appointment of Crowe LLP, the Audit Committee will reconsider the appointment.

Representatives of Crowe LLP will be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of the firm, if they so desire, and will also be available to respond to appropriate questions from shareholders. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the ratification of the appointment of Crowe LLP for the fiscal year ending December 31, 2019. Ratification of this proposal requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

Relationship with Independent Registered Public Accounting Firm

Crowe LLP’s report on Seacoast’s consolidated financial statements for the fiscal year ended December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Crowe LLP’s report on Seacoast’s internal control over financial reporting expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018. Crowe LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.

Independent Registered Public Accounting Firm’s Fees

The following table shows the fees paid or accrued by the Company for the audit and other services for the fiscal years ended December 31, 2018 and 2017, including expenses:

	2018	2017
Audit Fees(1)	$739,643	$732,907
Audit-Related Fees(2)	$71,250	$184,500
Tax Fees(3)	$41,500	$59,200
All Other Fees(4)	$43,655	$43,465

(1)	Includes the aggregate fees for professional services and expenses rendered for the audit of the Company’s consolidated financial statements, reviews of consolidated financial statements included in the Company’s Forms 10-Q filed during the respective fiscal year, and audit of the Company’s internal control over financial reporting.
(2)	Includes the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and are not reported under “Audit Fees.” These services primarily relate to audits of the Company’s compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development (HUD) assisted programs, and related attestation reporting thereon. Also includes the aggregate fees billed in 2018 for professional services performed in connection with the Company’s filing of certain registration statements and the related issuance of consents.
(3)	Includes tax preparation and compliance activities for the Company and related tax compliance.
(4)	Includes the aggregate fees for professional services and expenses rendered in connection with the audit of the Company’s retirement savings plan.

Pre-Approval Policy

Under the Audit Committee’s Charter, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. All services set forth above under the captions “Audit Fees”, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X Rule 2-.01(c)(7)(i).

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PROPOSAL 3

ADVISORY (NON-BINDING) VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

In accordance with the Exchange Act, we are required to include in this proxy statement and present at the Annual Meeting a non-binding shareholder vote to approve the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this proxy statement. The proposal will be presented at the Annual Meeting in the form of the following resolution:

RESOLVED, that the holders of common stock of the Company approve the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the 2019 Annual Meeting.

This advisory vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any additional fiduciary duty on the Board of Directors, nor will it affect any compensation paid or awarded to any executive. The CGC and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, qualified talent critical to our long-term success and enhancement of shareholder value. Seacoast’s Board of Directors believes that our compensation policies and procedures achieve this objective.

Currently, say-on-pay votes are held by the Company annually. The Board of Directors will determine when the next shareholder advisory vote will occur after consideration of the frequency preference expressed by our shareholders in connection with Proposal 4.

This Proposal 3 requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF VOTES

ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Under a federal law which became effective in 2011, all U.S. public companies are required by the Exchange Act to hold a say-on-pay advisory vote such as the one in Proposal 3 and to ask shareholders to vote on the frequency of future say-on-pay votes. Pursuant to this law, we are asking shareholders to vote on whether future say-on-pay votes should occur every year, every two years, or every three years. This vote on the frequency of say-on-pay votes is advisory in nature and must be held at least once every six years.

Shareholders will be able to specify one of four choices for the proposal: every “1 year,” “2 years,” or “3 years,” or “abstain.”

We understand that there are different views as to what is an appropriate frequency for advisory votes on executive compensation. For the reasons described below, we recommend that our shareholders select a frequency of “1 year” (an annual vote) when voting on the frequency of an advisory vote on executive compensation.

•	An annual vote will allow our shareholders to provide us with direct and timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year; and
•	An annual vote better corresponds with the presentation of compensation information in the proxy statement.

The Compensation and Governance Committee values the opinions expressed by shareholders on this proposal and the say-on-pay proposal, and will continue to consider the outcome of these votes in making its decisions on executive compensation.

This advisory vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any additional fiduciary duty on the Board of Directors. The Board of Directors will take into account the outcome of the vote, but may decide that it is in the best interest of our shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

For Proposal 4, the option of every “1 year,” “2 years,” or “3 years” that receives the highest number of votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

The Board of Directors unanimously recommends a vote “FOR” Proposal 4 for shareholders to conduct future advisory votes on executive compensation every one year.

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OTHER INFORMATION

Certain Transactions and Business Relationships

Related Party Transactions

The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a Related Party Transaction Policy to guide the Company in connection with all related party transactions. The policy is available on the Company’s website at www.SeacoastBanking.com. The Company defines a related party as:

•	any employee, officer, director or director nominee of the Company and/or its subsidiaries;
•	a shareholder (or group of affiliated shareholders) beneficially owning in excess of 5% of the Company (or its controlled affiliates);
•	a shareholder (or group of affiliated shareholders) with the right to designate a director or board observer to the Board of Directors of the Company and/or any of its subsidiaries;
•	an immediate family member of any of the foregoing; and
•	an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of such entity.

The policy requires the Audit Committee or a majority of disinterested members of the Board to approve or ratify a transaction between the Company and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:

•	transactions available on similar terms to all employees or customers generally;
•	transactions involving less than $25,000 when aggregated with all similar transactions; and
•	loans made by the Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable loans with parties not related to the lender, and not involving more than the normal risk of repayment or presenting other unfavorable features, and in compliance with applicable law, including the Sarbanes Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve System.

The Audit Committee is currently comprised of four directors, Christopher E. Fogal (Chair), Dennis J. Arczynski, Maryann Goebel and Alvaro J. Monserrat. None of the current Audit Committee members is or has been an officer or employee of Seacoast or its subsidiaries and each is independent.

The Company enters into commercial dealings with certain related persons that it considers arms-length and comparable to dealings between unrelated parties. For 2018, each such dealing is described below:

•	Director H. Gilbert Culbreth, Jr. is the owner of Gilbert Chevrolet and Gilbert Ford automobile dealerships. In 2018, Seacoast paid Gilbert dealerships $10,333 for a vehicle purchase.
•	Former Director Timothy S. Huval is employed as Chief Human Resources Officer of Humana, Inc., a leading health and well-being company that provides group vision insurance to Seacoast. In 2018, Seacoast paid Humana approximately $85,032 in premiums. We believe Mr. Huval has no material direct or indirect interest in such arrangement.
•	Director Herbert A. Lurie is a senior advisor of Guggenheim Securities that provides financial advisory services to Seacoast. In his capacity as senior advisor to the firm, Mr. Lurie may receive customary fees that are based in part on fees paid to Guggenheim Securities, depending on Mr. Lurie’s role in originating and executing the matter. In 2018, Seacoast did not pay Guggenheim Securities for advisory services or any other services. The Board considered this relationship when assessing Mr. Lurie’s independence.

The Audit Committee has approved these arrangements and transactions.

Several of Seacoast’s directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast’s management and in accordance with the Bank’s written loan policy, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with their directors, executive officers, and their affiliates in the future.

As a federally insured bank, the Bank is subject to Regulation O, which governs loans to “insiders”, defined as any executive officer, director or principal shareholder of the Company or the Bank, and their related interests. Regulation O limits loans to insiders and requires that the terms and conditions of credits granted to insiders are substantially the same as those extended to other customers of the Bank. The Bank’s written loan policy requires compliance with the provisions of Regulation O.

The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank as of December 31, 2018, was approximately $941,240, which represented approximately 0.11% of Seacoast’s consolidated shareholders’ equity on that date. These loans were made in the ordinary course of business and they did not involve more than the normal risk of collectability or present other unfavorable features.

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Certain Family Relationships

Certain members of the Company’s Board of Directors and management are related. Director Dennis S. Hudson, Jr.’s brother, Dale M. Hudson, serves on the Bank’s board of directors. Dennis S. Hudson, III, the Company’s Chairman and Chief Executive Officer, is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson. As an executive officer, Dennis S. Hudson, III’s compensation is approved by the CGC, which is comprised solely of independent directors.

Other Matters

Principal Offices

The principal executive offices of Seacoast are located at 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, and its telephone number is (772) 287-4000.

Availability of Form 10-K

Upon the written request of any person whose proxy is solicited by this proxy statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules thereto, as filed with the SEC. Requests may be made to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, P.O. Box 9012, Stuart, Florida 34995.

Solicitation of Proxies; Expenses

The Board of Directors of the Company is soliciting proxies to be voted at the Annual Meeting. The Company will bear the cost of preparing, printing and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, and/or voting trustees or their nominees who can be identified as record holders of the Company’s common stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials. Seacoast may retain other unaffiliated third parties to solicit proxies and pay the reasonable expenses and charges of such third parties for their services.

Notice of Business to Come Before the Meeting

Management of Seacoast does not know of any matters to be brought before the Annual Meeting other than those described above. If any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

Shareholder Proposals for 2020

Shareholder Proposals for Inclusion in 2020 Proxy Statement

To be considered for inclusion in the Company’s proxy statement and proxy card for the 2020 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices no later than December 8, 2019, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement.

Shareholder Proposals for Presentation at 2020 Annual Meeting

If you do not wish to submit a proposal for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2020 Annual Meeting of Shareholders, you must give timely written notice of the proposal to the Company’s Secretary pursuant to the Company’s advance notice provisions. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the Company’s principal executive offices no fewer than 60 nor more than 90 days before the one-year anniversary of the date of the Annual Meeting. To be timely, the written notice (including a notice recommending a director candidate) must be received no earlier than February 24, 2020 and no later than March 25, 2020. The notice must describe your proposal in reasonable detail and provide certain other information required by the Company’s Articles of Incorporation. A copy of the Company’s Articles of Incorporation is available upon request from the Company’s Secretary.

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Additional Voting Information

Voting at Annual Meeting

Shares represented by valid proxies and voting instruction forms that are received on time will be voted as specified. If you sign and return your proxy card or voting instruction form but do not provide voting instructions, your shares represented by the proxy will be voted as recommended by our Board of Directors as indicated below:

Proposal		Board Recommendation
1	Election of Directors	FOR ALL
2	Ratification of Auditor	FOR
3	Advisory Vote on Executive Compensation	FOR
4	Advisory Vote on Frequency of Executive Compensation	ONE YEAR

If any other matters are properly presented at the Annual Meeting for action, the persons named and acting as proxy will have the discretion to vote for you on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

Record Date

You may vote all common shares that you owned as of the close of business on March 25, 2019, which is the record date for the meeting.

Forms of Ownership of Shares

If you receive more than one proxy card or notice, it means you have multiple holdings. You may own common shares in one or more ways, including:

•	Directly in your name as the shareholder of record (which may be held individually, jointly, or another title), including shares purchased through Seacoast’s Dividend Reinvestment and Stock Purchase Plan or restricted stock awards issued to employees under our long-term incentive plans;
•	Indirectly through a bank, broker or other nominee in “street name”; or
•	Indirectly through Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan.

If your shares of common stock are registered directly in your name, we are sending the proxy materials directly to you. If you hold our shares in street name, your bank, broker or other nominee is sending proxy materials to you and you must direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials or by following the instructions in the notice you received.

If you are a participant in Seacoast’s Dividend Reinvestment and Stock Purchase Plan, follow the instructions on the Notice or proxy card to provide voting instructions to the trustee. Shares held in your plan account will be combined and voted at the Annual Meeting in the same manner in which you voted those shares registered in your own name either by proxy or in person.

If you are a participant in Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan, your voting instructions must be received by May 16, 2019 (the “cut-off date”) to allow sufficient time for the trustees to vote. If your voting instructions are received by the cut-off date, your shares in these plans will be voted as directed by you. For the shares in your account in Seacoast’s Retirement Savings Plan, if you do not submit your voting instructions by following the instructions on the Notice or proxy card, then the trustee of the Retirement Savings Plan will vote, or not vote, in its sole discretion, the shares of common stock in your account. For shares held in your account in the Employee Stock Purchase Plan, your shares will not be voted if you do not give voting instructions as to such shares by proxy by the cut-off date. Please follow the instructions on each notice or proxy card to ensure that all of your shares are voted.

Street Name Holders

If you are a beneficial owner and a broker, bank or other nominee is the record holder (which is commonly referred to as holding shares in “street name”), then you received the notice of the Annual Meeting or proxy materials from the record holder. You have the right to direct your broker or nominee how to vote your shares, and such broker or other nominee is required to vote the shares in accordance with your instructions. Your broker or nominee should have given you instructions on how to vote your shares. It will then be the record holder’s responsibility to vote your shares in the manner you direct. Generally, brokers and other record holders may vote on discretionary or routine matters, but cannot vote on non-routine or non-discretionary matters unless they have received voting instructions from the beneficial holder. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the Annual Meeting.

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Under the rules of various securities exchanges, brokers and other record holders may generally vote on discretionary or routine matters, but cannot vote on non-routine or non-discretionary matters, such as the election of directors, unless they have received voting instructions from the person for whom they are holding shares. Proposals 1, 3 and 4 are considered non-routine matters, and cannot be voted on by your broker without your instructions. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be voted on at the meeting.

If your shares are held in street name, you are invited to attend the Annual Meeting; however, you may not vote your shares of common stock held in street name in person at the Annual Meeting unless you request and obtain a power of attorney or other authority from your broker or other nominee who holds your shares and bring it to the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you vote in advance of the Annual Meeting in case your plans change.

Revocation of Proxies

If your shares of common stock are registered directly in your name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	timely submitting another proxy via the telephone or internet;
•	delivering to Seacoast a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy, with such written notice to be sent to: 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, Attention: Corporate Secretary;
•	signing and delivering to Seacoast a proxy card relating to the same shares and bearing a later date; or
•	attending the meeting and voting in person by written ballot, although attendance at the meeting will not, by itself, revoke a proxy.

Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

Quorum and Required Vote

To hold a vote on any proposal, a quorum must be present in person or by proxy at the Annual Meeting. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of common stock as of the close of business on the Record Date.

In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

On the Record Date, there were 51,416,944 shares of common stock issued, outstanding and entitled to be voted, which were held by approximately 2,321 holders of record. Therefore, at least 25,708,472 shares need to be present at the Annual Meeting or represented by proxy in order for a quorum to exist.

If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the shareholders present or represented by proxy may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time of the adjournment, if any, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting. If the Annual Meeting is adjourned more than 120 days after the date fixed for the original Annual Meeting, the Board of Directors must fix a new record date to determine the shareholders entitled to vote at the adjourned Annual Meeting.

To elect directors and adopt the other proposals at the 2019 Annual Meeting, the following votes are required:

Proposal		Vote Required	Do abstentions and broker non-votes count as votes cast?	Is broker discretionary voting allowed?
1	Election of Directors	Plurality vote(1)	No	No
2	Ratification of Auditor	Affirmative vote of a majority of votes cast	No	Yes
3	Advisory (Non-binding) Vote on Executive Compensation	Affirmative vote of a majority of votes cast	No	No
4	Advisory (Non-binding) Vote on Frequency of Executive Compensation	Affirmative vote of a majority of votes cast	No	No

(1)	Under our Bylaws, all elections of directors are decided by plurality vote. However, notwithstanding the plurality standard, in an uncontested election for directors, which is the case for the election under Proposal 1, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote, with such resignation to be effective upon acceptance by the Board of Directors. The CGC would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept or reject the resignation. The Company will disclose its decision-making process regarding the resignation in a Form 8-K furnished to the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.SeacoastBanking.com.

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Cumulative voting is not permitted. Abstentions and broker non-votes, if any, will not be counted for purposes of determining whether any of the proposals have received sufficient votes for approval, but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Annual Meeting.

Multiple Shareholders Sharing the Same Address

The SEC permits delivery of one copy of the proxy materials to shareholders who have the same address and last name under a procedure referred to as “householding”. We do not utilize householding for our shareholders of record. However, if you hold your shares through a broker, bank or other nominee, you may receive only one copy of the notice and, as applicable, any additional proxy materials that are delivered.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of proxy materials mailed to you in the future, please contact your broker, bank or other nominee. However, if you want to receive a paper proxy or notice or other proxy materials for purposes of this year’s Annual Meeting, follow the instructions included in the notice that was sent to you.

* * * *

You can find the directions to our Annual Meeting on the next page of this proxy statement. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone. You also may vote your shares by requesting a paper proxy card and completing, signing and returning it by mail. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

Dennis S. Hudson, III
Chairman & Chief Executive Officer

April 5, 2019

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LOCATION OF THE 2019 ANNUAL MEETING OF SHAREHOLDERS

Our 2019 Annual Meeting will be held at the Hutchinson Shores Resort:

3793 NE Ocean Blvd, Jensen Beach, FL 34957

Directions Taking Florida’s Turnpike

•	Exit 142 at Port St. Lucie
•	Turn right onto Port St. Lucie Boulevard from the exit ramp.
•	Turn right at US Highway 1
•	Turn left onto Jensen Beach Boulevard
•	Turn left at NE Indian River Drive
•	Merge onto Causeway Boulevard from the first exit at the rotary
•	Merge right on Highway A1A / NE Ocean Boulevard
•	Hutchinson Shores Resort will be on the left-hand side
•	Visitor’s parking is on the left side of the property

Directions Taking Interstate 95

•	Exit I-95 at SR 76 Kanner Hwy. (Exit 101)
•	If traveling northbound on I-95 turn right onto Kanner Hwy from the exit ramp.
•	If traveling southbound on I-95 turn left onto Kanner Hwy from the exit ramp.
•	Merge right onto NE Ocean Boulevard / Highway A1A from the first exit at the rotary.
•	Hutchinson Shores Resort will be on the right-hand side
•	Visitor’s parking is on the left side of the property

Arriving by Car Service or Taxi:

If arriving by a car service, please direct drop off at the front entrance lobby.

55

APPENDIX A

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

This proxy statement contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These measures should not be considered an alternative to GAAP.

A - 1

	QUARTER					YEAR-ENDED
(Dollars in thousands, except per share data)	4Q'18	3Q'18	2Q'18	1Q'18	4Q'17	2018	2017
Net income	$15,962	$16,322	$16,964	$18,027	$13,047	$67,275	$42,865
Gain on sale of VISA stock	–	–	–	–	(15,153)	–	(15,153)
Securities (gains)/losses, net	425	48	48	102	(112)	623	(86)
BOLI benefits on death (included in other income)	(280)	–	–	–	–	(280)	–
Total Adjustments to Revenue	145	48	48	102	(15,265)	343	(15,239)
Merger related charges	8,034	482	695	470	6,817	9,681	12,922
Amortization of intangibles	1,303	1,004	1,004	989	963	4,300	3,360
Business continuity expenses - Hurricane Irma	–	–	–	–	–	–	352
Branch reductions and other expense initiatives	587	–	–	–	–	587	4,321
Total Adjustments to Noninterest Expense	9,924	1,486	1,699	1,459	7,780	14,568	20,955
Tax effect of adjustments	(2,623)	(230)	(443)	(538)	3,147	(3,834)	(1,792)
Taxes and tax penalties on acquisition-related BOLI redemption	485	–	–	–	–	485	–
Effect of change in corporate tax rate	–	–	–	248	8,552	248	8,552
Adjusted Net Income	$23,893	$17,626	$18,268	$19,298	$17,261	$79,085	$55,341
Earnings per diluted share, as reported	0.31	0.34	0.35	0.38	0.28	1.38	0.99
Adjusted earnings per diluted share	0.47	0.37	0.38	0.40	0.37	1.62	1.28
Average shares outstanding	51,237	48,029	47,974	47,688	46,473	48,748	43,350
Revenue	72,698	63,853	62,928	62,058	74,868	261,537	234,765
Total adjustments to revenue	145	48	48	102	(15,265)	343	(15,239)
Adjusted Revenue	72,843	63,901	62,976	62,160	59,603	261,880	219,526
Noninterest expense	49,464	37,399	38,246	37,164	39,184	162,273	149,916
Total adjustments to noninterest expense	9,924	1,486	1,699	1,459	7,780	14,568	20,955
Adjusted Noninterest Expense	39,540	35,913	36,547	35,705	31,404	147,705	128,961
Adjusted noninterest expense	39,540	35,913	36,547	35,705	31,404	147,705	128,961
Foreclosed property expense and net (gain)/loss on sale	—	(137)	405	192	(7)	461	(302)
Net Adjusted Noninterest Expense	39,540	36,050	36,142	35,513	31,411	147,244	129,263
Adjusted revenue	72,843	63,901	62,976	62,160	59,603	261,880	219,526
Impact of FTE adjustment	116	147	87	91	174	441	706
Adjusted revenue on a fully taxable equivalent basis	72,959	64,048	63,063	62,251	59,777	262,321	220,232
Adjusted Efficiency Ratio	54.19%	56.29%	57.31%	57.05%	52.55%	56.13%	58.69%
Average assets	$6,589,870	$5,903,327	$5,878,035	$5,851,688	$5,716,230	$6,057,335	$5,206,617
Less average goodwill and intangible assets	(213,713)	(165,534)	(166,393)	(167,136)	(149,432)	(178,287)	(115,511)
Average Tangible Assets	$6,376,157	$5,737,793	$5,711,642	$5,684,552	$5,566,798	$5,879,048	$5,091,106
Return on average assets (ROA)	0.96%	1.10%	1.16%	1.25%	0.91%	1.11%	0.82%
Impact of removing average intangible assets and related amortization	0.09	0.08	0.08	0.09	0.06	0.09	0.06
Return on Tangible Average Assets (ROTA)	1.05	1.18	1.24	1.34	0.97	1.20	0.88
Impact of other adjustments for adjusted net income	0.44	0.04	0.04	0.04	0.26	0.15	0.21
Adjusted Return on Average Tangible Assets	1.49	1.22	1.28	1.38	1.23	1.35	1.09
Average shareholders' equity	$827,759	$728,290	$709,674	$695,240	$657,100	$740,571	$570,399
Less average goodwill and intangible assets	(213,713)	(165,534)	(166,393)	(167,136)	(149,432)	(178,287)	(115,511)
Average Tangible Equity	$614,046	$562,756	$543,281	$528,104	$507,668	$562,284	$454,888
Return on average shareholders' equity	7.7%	8.9%	9.6%	10.5%	7.9%	9.1%	7.5%
Impact of removing average intangible assets and related amortization	3.2	3.1	3.5	3.9	2.8	3.4	2.4
Return on Average Tangible Common Equity (ROTCE)	10.9	12.0	13.1	14.4	10.7	12.5	9.9
Impact of other adjustments for adjusted net income	4.5	0.4	0.4	0.4	2.8	1.6	2.3
Adjusted Return on Average Tangible Common Equity	15.4	12.4	13.5	14.8	13.5	14.1	12.2

SeacoastBank.com	800 706 9991

*** EXERCISE YOUR RIGHT TO VOTE *** IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2019. MEETING INFORMATION MEETING TYPE: Annual Meeting of Shareholders RECORD DATE: March 25, 2019 MEETING DATE: May 24, 2019 TIME: 10:00 AM EDT LOCATION: Hutchinson Shores Resort 3793 NE Ocean Blvd. Jensen Beach, Florida 34957 You are receiving this communication because you hold shares in the company named above. 815 COLORADO AVENUE P.O. BOX 9012 This is not a ballot. You cannot use this notice to vote these STUART, FL 34995-9012 shares. This communication presents only an overview of ATTN: KATHY HSU the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at WWW.PROXYVOTE.COM or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. SEE THE REVERSE SIDE OF THIS NOTICE TO OBTAIN PROXY MATERIALS AND VOTING INSTRUCTIONS. E67135-P20974

BEFORE YOU VOTE How to Access the Proxy Materials PROXY MATERIALS AVAILABLE TO VIEW OR RECEIVE: 1. Notice & Proxy Statement 2. 2018 Annual Report on Form 10-K HOW TO VIEW ONLINE: Have the information that is printed in the box marked by the arrow->XXXX XXXX XXXX XXXX (located on the following page) and visit: WWW.PROXYVOTE.COM. HOW TO REQUEST AND RECEIVE A PAPER OR E-MAIL COPY: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow->XXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2019 to facilitate timely delivery. HOW TO VOTE Please Choose One of the Following Voting Methods VOTE IN PERSON: Please check the proxy materials for any special requirements for voting in person at the meeting. We recommend that you vote in advance even if you plan to attend the meeting. You can vote in person at the meeting even if you previously voted and such in-person vote will replace your prior vote. VOTE BY INTERNET: To vote now by Internet, go to WWW.PROXYVOTE.COM. Have the information that is printed in the box marked by the arrow->XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. VOTE BY MAIL: You can vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card. E67136-P20974

VOTING ITEMS THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES, FOR PROPOSALS 2 AND 3 AND ONE YEAR ON PROPOSAL 4. 1. Elect Directors 01) Dennis J. Arczynski 02) Maryann Goebel 03) Thomas E. Rossin 04) Robert J. Lipstein 2. Ratification of Appointment of Crowe LLP as Independent Auditor for 2019 3. Advisory (Non-binding) Vote on Compensation of Named Executive Officers 4. Advisory (Non-binding) Vote on Frequency of Vote on Compensation of Named Executive Officers In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. E67137-P20974

E67138-P20974

815 COLORADO AVENUE P.O. BOX 9012 STUART, FL 34995-9012 ATTN: KATHY HSU VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Seacoast in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E67096-P20974 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SEACOAST BANKING CORPORATION OF FLORIDA For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write the The Board of Directors recommends a vote FOR ALL number(s) of the nominee(s) on the line below. director nominees, FOR Proposals 2 and 3 and ONE YEAR on Proposal 4. 1. Elect Directors 01) Dennis J. Arczynski 02) Maryann Goebel 03) Thomas E. Rossin For Against Abstain 04) Robert J. Lipstein 2. Ratification of Appointment of Crowe LLP as Independent Auditor for 2019 3. Advisory (Non-binding) Vote on Compensation of Named Executive Officers 1 Year 2 years 3 Years Abstain 4. Advisory (Non-binding) Vote on Frequency of Vote on Compensation of Named Executive Officers In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and our 2018 Annual Report on Form 10-K are available at www.proxyvote.com. E67097-P20974 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEACOAST BANKING CORPORATION OF FLORIDA FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 24, 2019 at 10:00 A.M. FOR REGISTERED SHAREHOLDERS: The undersigned shareholder(s) hereby appoint(s) Tracey Dexter and John R. Turgeon, or either of them, each with full power of substitution, as Proxies, and hereby authorize(s) them to represent and to vote all shares of common stock of Seacoast Banking Corporation of Florida (“Seacoast”) that the undersigned may be entitled to vote at the 2019 Annual Meeting of Shareholders to be held at Hutchinson Shores Resort, 3793 NE Ocean Blvd., Jensen Beach, Florida, on Friday, May 24, 2019, at 10:00 A.M., local time, and at any adjournments or postponements thereof (the “Annual Meeting”), as designated on the reverse side of this ballot, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 5, 2019. FOR PARTICIPANTS IN SEACOAST’S EMPLOYEE BENEFIT PLANS: This form provides voting instructions to the trustees for the shares of Seacoast common stock held in Seacoast’s Employee Stock Purchase Plan and Retirement Savings Plan (collectively and individually, the “Employee Plans”). Please complete this form, sign your name exactly as it appears on the reverse side and return it in the enclosed envelope. To allow sufficient time for the trustees to tabulate and vote the plan shares, we must receive your voting instructions no later than 11:59 p.m. on May 16, 2019 (the “cut-off date”) to be counted. As a participant in one or both of the Employee Plans, the undersigned authorizes One America as trustee of the Retirement Savings Plan for Employees of Seacoast National Bank and/or authorizes Seacoast National Bank as trustee of Seacoast’s Employee Stock Purchase Plan to vote all shares of Seacoast common stock allocated to the undersigned’s account under such plan(s) at the Annual Meeting as directed below upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 5, 2019. When this form is properly executed and received by the cut-off date, the shares in the Employee Plans will be voted as directed by you. Shares held in the Employee Stock Purchase Plan will not be voted if you do not give voting instructions on such shares. If you do not give voting instructions for the shares allocated to your account in the Retirement Savings Plan, the trustee may vote or not vote, in its sole discretion, your shares of Seacoast common stock. When this proxy is properly executed, all shares will be voted in the manner directed herein. If no direction is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors. (Continued, and to be marked, dated and signed, on the other side)